SCHEDULE 14A

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
17782 Sky Park Circle
Irvine, California 92614
1-714-662-5565, Extension 600

September 4, 2015

Dear Holders of Units of Limited Partnership Interest (“Limited Partners”):

Enclosed please find a Consent Card for you to complete and forward. In the alternative, you may vote via the Internet or the telephone.

You own Units of Limited Partnership Interest in WNC Housing Tax Credit Fund V, L.P., Series 4, a California limited partnership (the “Partnership”). We are writing to request your consent to authorize WNC & Associates, Inc., as the general partner of the Partnership, to sell the remaining investment asset of the Partnership. Upon the sale, we would wind up the Partnership’s affairs and we would terminate the Partnership.

In connection with the Proposal, attached are a Notice for Action by Written Consent, a Consent Solicitation Statement, which contains important information relating to the Proposal, and a Consent Card with a return envelope. You are urged to read the Consent Solicitation Statement carefully. If you are in doubt as to how to deal with the matters described in the Consent Solicitation Statement you should consult your financial advisor.

If you want your vote to be represented, you should vote via the Internet or the telephone or complete the enclosed Consent Card and sign, date and return it promptly in the enclosed postage-paid envelope, or in another manner set forth in the section of the attached Consent Solicitation Statement entitled “Voting Rights and Procedures.” Please note that this solicitation will expire no later than 5:00 p.m. (Pacific Time), on November 9, 2015, unless extended.

Sincerely,

WNC & Associates, Inc.,
General Partner

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE PROPOSAL; PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSAL; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

714.662.5565 714.662.4412 F 17782 Sky Park Circle, Irvine, California 92614
wncinc.com

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4

NOTICE FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

To the Limited Partners of WNC Housing Tax Credit Fund V, L.P., Series 4 (the “Partnership”):

We are writing to request your consent to sell the remaining investment of the Partnership.

Because you are a holder of one or more units in the Partnership, we are asking for your consent to the Proposal. Please carefully review the information in the enclosed Consent Solicitation Statement before voting. If you have any questions or require assistance in voting via the Internet or the telephone or in completing and forwarding the enclosed Consent Card, please call WNC & Associates, Inc. at 1-714-662-5565, Extension 600.

DATED September 4, 2015 at Irvine, California.

WNC & Associates, Inc.,
General Partner

IMPORTANT: YOUR PARTICIPATION IS VERY IMPORTANT. PLEASE EITHER VOTE VIA THE INTERNET OR THE TELEPHONE OR COMPLETE THE ENCLOSED CONSENT CARD AND SIGN, DATE AND RETURN IT PROMPTLY BY MAIL OR FAX. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE LIQUIDATION.

CONSENT SOLICITATION STATEMENT

PROPOSED ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS OF
WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4

September 4, 2015

INTRODUCTION AND SUMMARY

General

This Consent Solicitation Statement is being furnished to holders (the “Limited Partners”) of Units of Limited Partnership Interest (the “Units”) in WNC Housing Tax Credit Fund V, L.P., Series 4, a California limited partnership (the “Partnership”), in connection with the solicitation of approval for the sale of the last of the Partnership’s investment assets (the “Proposal”).

The sole general partner of the Partnership is WNC & Associates, Inc., a California corporation (the “MGP”).

The Partnership is governed by its Agreement of Limited Partnership dated as of March 28, 1995, as amended by the First Amendment thereto dated as of May 15, 1996 (the “Partnership LPA”).

Dissolution and Termination

The Partnership invested in limited partnerships or limited liability companies (the “Local Limited Partnerships”) which owned apartment complexes for low-income tenants (the “Apartment Complexes”). The Partnership’s interests in Local Limited Partnerships are referred to as “Local Limited Partnership Interests” herein, and the general partners or managing members of the Local Limited Partnerships are referred to as “Local General Partners” herein.

All but one of the Partnership’s investment assets have been sold. The remaining Local Limited Partnership is Wynwood Place Limited Partnership (“Wynwood”). Upon approval of the Proposal, we will seek to sell the Partnership’s remaining investment asset (either through a sale by the Partnership of its interest in Wynwood or through the sale by Wynwood of its Apartment Complex). On such date as Wynwood is sold, the Partnership would be dissolved (the “Dissolution”). Upon Dissolution, the Partnership would be wound up, which means that net sales proceeds from Wynwood, if any, and any other Partnership funds would be used to pay Partnership obligations and liabilities, including accrued fees and unpaid loans to the MGP, and the remaining cash, if any, would be distributed in the manner set forth in the Partnership LPA. Cash distributions are expected if a sale occurs in 2015 or in one of the next several years. We will then file a Certificate of Cancellation with the California Secretary of State, whereupon, or at such later time as may be specified in the Certificate of Cancellation, the Partnership will be terminated and will cease to exist (the “Termination”). As part of the Dissolution and Termination process, the registration of the Units under the Securities Exchange Act of 1934 would be terminated.

Our goal is the disposition of the Wynwood investment asset during 2015. We have negotiated a sale of the Wynwood Local Limited Partnership Interest as discussed below. However, your consent and the consent of others to the disposition is required. Accordingly, there can be no assurance that a sale will occur in 2015.

THE PROPOSAL WOULD NOT PERMIT THE SALE OF WYNWOOD TO THE MGP OR AN AFFILIATE OF THE MGP.

QUESTIONS AND ANSWERS ABOUT THIS
CONSENT SOLICITATION STATEMENT AND THE PROPOSAL

Q:  Why have I received this Consent Solicitation Statement?

A:  You have received this Consent Solicitation Statement because (1) the Partnership LPA does not permit the Partnership to sell at one time all or substantially all of the Partnership’s assets without the approval of the Limited Partners. You are entitled to vote because, according to the records of the Partnership, you owned Units on August 31, 2015.

Q:  What does the Proposal involve?

A:  We are proposing to sell the Partnership’s remaining investment asset. In addition, the MGP intends to pay or make provision for all Partnership obligations and liabilities to the extent of the Partnership’s cash balances, and terminate the Partnership.

Q:  Will I receive any distributions under the Proposal?

A.   The MGP thinks it is likely that you will receive a distribution from the Proposal if a sale occurs in 2015 or in one of the next several years.

Q:  How can the Proposal be approved?

A:  The Proposal will be approved with the consent of a majority-in-interest of all Limited Partners.

Q:  How will proceeds from the sale of the Wynwood Apartment Complex or Local Limited Partnership Interest be used?

A:  In accordance with the Partnership LPA, any Partnership cash will be used for the payment of debts and obligations, including debts and obligations owed to the MGP. Any remaining cash will distributed to the Limited Partners.

Q: Why is the MGP proposing to sell the Partnership’s investment asset at this time?

A:  The MGP is recommending the Proposal. Reasons for the recommendation include:

●	The sale of Wynwood or the Dissolution may allow Limited Partners to use their unused passive losses.
●	The Dissolution and Termination will eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership.
●	The Wynwood Apartment Complex no longer produces tax credits, which was a principal benefit of investing in the Local Limited Partnership. Wynwood is the last remaining Local Limited Partnership.
●	It is now possible to sell the Apartment Complex or the Local Limited Partnership Interest without a recapture of prior tax credits.
●	The appraised value of the Wynwood Apartment Complex as set forth in the most recent abbreviated valuation is described below. That Apartment Complex is considered to be significantly underwater.
●
The Partnership is dependent on its cash on hand (which came from sales activities) to pay Partnership expenses. The Partnership has sold all assets other than the Wynwood investment. Wynwood accrues an annual reporting fee of $1,500 to the Partnership. This fee has not been paid in a number of years. It is unlikely ever to be paid based on the historic operations of Wynwood.

●
The Partnership was intended only to hold its investments for a single cycle of acquisition, generation of credits and disposition, and the Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership cannot make capital improvements or otherwise invest to continue its ownership of the Wynwood Local Limited Partnership to generate any additional economic benefit from future tax credits.

●	The Wynwood Apartment Complex is aging and the need for capital improvements and upgrades exists or may arise.
●	Maintenance and administrative expenses associated with an aging Apartment Complex may increase.

See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” below for a more extensive discussion of the obligations of the Local Limited Partnerships and the Partnership.

We believe that in the case of the majority of Limited Partners, primary benefits of the Dissolution and Termination will be (i) the elimination of a Partnership Schedule K-1 for the Partnership, (ii) the tax benefits associated with freeing up previously suspended passive activity losses, and (iii) a cash distribution of approximately $69 per Unit. Assuming that an individual Limited Partner has held his or her Units since the Partnership’s initial offering, and that the Partnership’s passive activity losses have only been used by the Limited Partner to offset any previous passive activity income/gain from the Partnership, the MGP estimates that a sale and Termination will free up previously suspended passive activity losses to offset any taxable income and gain from a sale and Termination, and perhaps other income of the Limited Partner. However, each Limited Partner should consult his or her personal tax advisor to determine the actual amount, if any, of passive activity losses which the Limited Partner may have suspended.

At conclusion of its acquisition phase, the Partnership had investments in 14 Local Limited Partnerships. Today the Partnership retains an interest in one of those Local Limited Partnerships. The Partnership’s third party expenses, consisting primarily of audit, tax and Securities and Exchange Commission reporting, generally do not decrease in proportion to the number of properties sold or transferred, although such expenses decrease to some extent.

Q:  How does this impact my need to file a Schedule K-1?

A:  You will get a final K-1 on Dissolution. A sale under the Proposal will afford the Limited Partners an exit strategy. There are few other opportunities to liquidate an investment in Units due to the absence of an established market for the Units.

Q:  Does the MGP recommend that I consent to the Proposal?

A:  Yes. The MGP recommends that Limited Partners consent to the Proposal by marking the box entitled “FOR” with respect to the Proposal on the enclosed Consent Card and returning the Consent Card promptly in accordance with the voting procedures described in “VOTING RIGHTS AND PROCEDURES” below. The MGP, however, has conflicts of interest in recommending the Proposal. For additional information regarding our conflicts of interest, see “SPECIAL FACTORS” below.

Q:  What will happen if the Proposal is approved?

A:  The Partnership will attempt to complete the sale of the Wynwood Local Limited Partnership Interest that the MGP already has negotiated with the Wynwood Local General Partners. If such sale did not close, the MGP would seek to find another buyer. After the sale, the Partnership would use all cash on hand to pay Partnership debts and obligations. Immediately upon the sale, the MGP would take all necessary steps to wind up and terminate the Partnership. Our goal is to sell the Wynwood asset, and complete the winding up and Termination during 2015, although there can be no assurance in this regard given that there is the need to obtain third party consents, and the consent of the Local General Partners if they are not the buyer. Sale of the Wynwood asset can be a complex process that may depend on a number of factors, some of which are beyond the MGP’s control. Accordingly, there can be no assurance that the sale, winding up and Termination will be completed within the specified time frame.

Q:  Will I owe any federal income tax as a result of the Proposal?

A:  The sale of the Wynwood asset and the Termination (including consideration of the results of the sale of the Local Limited Partnership Interest in Bolivar Plaza Apts., L.P., which closed in February 2015, and the Local Limited Partnership Interest in Belen Vista Associates Limited Partnership, which closed in June 2015, as discussed below) are expected to generate net losses to the Limited Partners for United States federal income tax purposes. Moreover, the sale and the Termination may free up passive activity losses which may allow Limited Partners to gain the benefit of suspended and unused passive activity losses. Tax matters are very complicated and your tax consequences may depend on your financial situation and whether you purchased your Units in the original offering or in the secondary market. Please consult your tax advisor to determine the exact tax consequences to you. See “SPECIAL FACTORS” and “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS - Material Federal Income Tax Consequences” below.

Q:  What if the Proposal is not approved?

A:  If the Proposal is not approved by a majority in interest of the Limited Partners, then the Partnership will continue to operate as a legal entity with its assets and liabilities, as will the Wynwood Local Limited Partnership. Until disposition of the Wynwood asset, you would continue to get a Schedule K-1 for the Partnership, subject to (i) the Partnership’s ability to pay for its preparation and distribution, and (ii) Wynwood’s ability to pay for and deliver a Schedule K-1 to the Partnership. Wynwood’s ability historically to do so has been contingent on the willingness of the Wynwood property manager (the current property manager is an affiliate of the Local General Partners) to defer a substantial portion of the property management fee. The Partnership and the Wynwood Local Limited Partnership would continue to incur expenses. The average of annual Partnership expenses other than asset management fees for the two years ended March 31, 2015 was approximately $177,000, and for the two years ended March 31, 2014 was approximately $162,000. Anticipated annual operating expenses for the year ending March 31, 2016 other than asset management fees are approximately $55,000 and anticipated annual management fees for the year ending March 31, 2016 are approximately $2,000.  If Dissolution and Termination does not occur prior to April 1, 2016, we expect the Partnership will generate net cash for the fiscal year ending March 31, 2016 due to the Belen Vista sale. It had cash of approximately $1,306,000 as of March 31, 2015 and payables of approximately $12,000. Increases in Partnership cash during the past three full fiscal years and to date have resulted from sales activities.  The MGP is not required to provide cash to the Partnership to enable it to pay expenses, and at such time as the Partnership exhausts it cash resources from sales activities it will have no apparent resources to cause to be prepared its periodic reports with the SEC or its tax information returns with the IRS.

Q:  How long do I have to consent?

A:  You may submit your vote now using the Internet or the telephone. If you prefer, in the alternative please mark your vote, sign and return the Consent Card using the enclosed postage pre-paid envelope provided or fax it to Insurer Direct Corp at (202) 521-3464. In order for your Internet or telephone vote or Consent Card to be accepted, it must be received by 5:00 p.m., Pacific Time, on the earlier of the date on which the Limited Partners approve the Proposal, or November 9, 2015, unless extended by the MGP (the “Expiration Date”). See “VOTING RIGHTS AND PROCEDURES” below.

Q:  Can I revoke my vote?

A:  Yes. You may withdraw or revoke your vote at any time prior to 5:00 p.m., Pacific Time, on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the vote must be received prior to the Expiration Date and addressed as follows: Investor Services, 17782 Sky Park Circle, Irvine, California 92614. A notice of revocation or withdrawal must specify the Limited Partner’s name and the number of Units being withdrawn. After the Expiration Date, all consents previously executed and delivered and not revoked will become irrevocable.

Q:  Do Limited Partners have dissenters’ rights?

A:  Under applicable state law, Limited Partners are not entitled to appraisal or other dissenter’s rights with respect to the value of the Units. There will not be any procedure by which a Limited Partner can seek an alternative valuation of his, her or its Units, regardless of whether the Limited Partner does or does not consent to the Proposal.

SPECIAL FACTORS

A copy of the Partnership LPA may be requested from the Partnership, free of charge, upon written request to Investor Services, 17782 Sky Park Circle, Irvine, California 92614.

Background and Purpose

The Partnership is a California limited partnership formed to acquire interests in the Local Limited Partnerships, each of which was to own and operate an Apartment Complex. Each Apartment Complex qualified for the low-income housing tax credit under Section 42 of the Code. Some Apartment Complexes also benefited from mortgage and/or rent subsidies or other forms of government assistance.

The Partnership offered Units in a public offering that concluded on or about July 15, 1997. Investors purchasing 22,000 Units contributed $21,915,000 to the Partnership. The Partnership holds an interest in one remaining Local Limited Partnership, which owns one Apartment Complex. To date, the Partnership has disposed of its interests in 10 Local Limited Partnerships, and three Local Limited Partnerships have disposed of their Apartment Complexes and have liquidated or will liquidate the Partnership’s interest therein.

The principal investment objectives of the Partnership described in its Prospectus were to provide tax benefits in the form of:

●
A predictable stream of tax credits that Limited Partners could use to offset their federal income tax liabilities. The Partnership intended to invest in Local Limited Partnerships with a view to realizing tax credits sufficient to offset approximately $1,200 to $1,400 of federal income tax liabilities per Unit; and

●	Tax losses which certain investors could use to offset passive income.

And the following was included in the Risk Factors section of the Partnership’s prospectus:

“Limitations on Sales of Apartment Complexes.  Any Apartment Complex receiving an allocation of Credit Authority must execute an Extended Low Income Housing Commitment with the state allocating the Credit Authority. The Extended Low Income Housing Commitment will require that the Low Income Units within the Apartment Complex be rented as low-income housing for the Low Income Use Period. Accordingly, on any sale of an Apartment Complex during the Low Income Use Period, the purchaser would have to agree to continue to the low-income use of the Apartment Complex, thereby reducing the potential market, and possibly the sales price, for the property. Furthermore, the sale of an Apartment Complex may be subject to other restrictions. See “Risks of Government-Subsidized Housing Projects” below in this section and “Investment Objectives and Policies.” Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Apartment Complex, or, if it does so, that any significant amount of Sale or Refinancing Proceeds will be distributed to the Unitholders. As a result, a material portion of the Low Income Housing Credits may represent a return of the money originally invested in the Series.”

The Partnership has strived to meet its objectives. Not including any other past benefits of holding Units, such as distributions of cash and use or accrual of passive activity losses, the first Limited Partners admitted to the Partnership have received low-income housing tax credits in an amount of approximately 120% of their original investments.

The 15-year federal tax credit compliance period has terminated for the Wynwood Apartment Complex. Based on (i) comments and questions from Limited Partners with respect to a liquidation of their Units, (ii) the lack of a public market for the Units, and (iii) the original objective of the Partnership respecting the holding period for its Local Limited Partnerships, the MGP believes that the sale of the Wynwood asset is desired by a majority-in-interest of the Limited Partners. Accordingly, the MGP is proposing the Proposal.

Alternatives

The Partnership has engaged in sale transactions for all but one of its investment assets. Each sale was either a sale of the Partnership’s interest in the Local Limited Partnership, or a sale by the Local Limited Partnership of its Apartment Complex. One or the other of these alternatives is the only practical means available to the Partnership to dispose of its investment in Wynwood in accordance with its stated investment objectives. The Partnership has completed 13 sales transactions as follows: two Apartment Complexes with operational difficulties were sold (to third parties), one Apartment Complex with no operational difficulties was sold (to a third party) and interests in 10 Local Limited Partnerships with no operational difficulties were sold (seven to the respective Local General Partners and three to third parties). Each of the 13 sales was made after the end of the applicable 10-year credit period; eight sales were made after the end of the applicable 15-year LIHTC compliance period. None of these sales were to affiliates of the MGP. See “SPECIAL FACTORS” below for information regarding all the sales.

The MGP and its affiliates have been seeking buyers on behalf of the Partnership and on behalf of certain other investment funds syndicated by WNC or its affiliates for their respective investment assets. The pool of potential buyers of existing low income housing properties is limited. Low income housing properties are subject to extended low income housing commitments, which are recorded against title, and are enforceable by the state and by the tenants. Often, low income housing is financed with a combination of “hard” (amortized) debt and “soft” (payable only from cash flow) debt. The latter will typically entail an additional regulatory agreement with the lender or the state addressing operating requirements and restrictions for the property. The lender under either type of loan may require the owner to maintain an operating reserve and a replacement reserve. This is not the case for Wynwood, which has a hard loan only. Moreover, each Apartment Complex is subject to an Extended Low Income Housing Commitment. The Extended Low Income Housing Commitment for an Apartment Complex is between the owning Local Limited Partnership and the applicable state agency. Under the Extended Low Income Housing Commitment and applicable state agency procedures, the transfer of an Apartment Complex generally is subject to the approval of the state agency, and the approval of lenders, and the transfer of a Local Limited Partnership Interest may be as well. These circumstances limit the pool of potential buyers.  Moreover, it can be difficult to obtain the consent of Local General Partners to sales; and as a consequence, some other WNC affiliated investment funds have resorted to litigation, which is expensive and time-consuming.

In seeking to provide the Partnership with an exit strategy from its investments in accordance with the  Partnership’s intended holding periods therefor, the Partnership determined that the pool of potential buyers would consist of buyers seeking to hold the Local Limited Partnership Interests or the Apartment Complexes for any tax losses they might generate or buyers with the ability to rehabilitate an Apartment Complex so as to generate a new 10-year allocation of tax credits. This rehabilitation would require financing from various sources, including equity from the sale of new tax credits allocated to the Apartment Complex as a consequence of the rehabilitation. However, any such rehabilitation must be performed in accordance with the requirements of the Internal Revenue Code, and the requirements of the local housing agency and state agency. Prior to commencing any such rehabilitation, the developer would have to either (i) apply to the state agency for a reservation of tax credits under Internal Revenue Code Section 42; or (ii) apply for state private activity bonds subject to the requirements and volume cap of Internal Revenue Code Section 146 and state law. Either alternative requires the developer, among many other things, to establish that sufficient financing is available to acquire the real property, rehabilitate the Apartment Complex, and cover operating deficits. Accordingly, the MGP determined that any buyer would need to possess certain characteristics to establish an ability to complete the rehabilitation, including, among others: (i) a familiarity with the jurisdiction in which the Apartment Complex is located; (ii) a good working relationship with such jurisdiction and its housing agency; (iii) a good working relationship with the state agency; (iv) a good working relationship with the existing lender; (v) a good working relationship with the lenders willing to provide construction and permanent financing for low income housing; (vi) a good working relationship with a non-profit agency the mission of which is to assist in the development and operation of low income housing; involvement of a non-profit agency provides real estate tax abatements which are often critical to the operational success of a low-income housing property; (vii) a good working relationship with contractors and other trade persons in the jurisdiction; and (viii) an established ability to syndicate the resulting tax credits, which requires a syndicator with an investment track record and relationships with investors in low income housing tax credit investment funds. The Partnership does not have the ability to engage in this rehabilitation itself, because it was structured to hold its investments for a single cycle of acquisition, generation of credits and disposition. The Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership could not make capital improvements or otherwise invest to continue its ownership of the Local Limited Partnerships to generate any additional economic benefit from future tax credits.

In furtherance of an exit strategy for the Partnership, the MGP inquired of the respective Local General Partners whether they had an interest in purchasing the relevant Local Limited Partnership Interest and/or the Apartment Complex. With regard to Wynwood, a third party with which the MGP has had prior business dealings is interested in acquiring the Local Limited Partnership Interest from the Partnership, and such third party has negotiated a purchase agreement with the Partnership.

Reasons

Before recommending the Proposal, the MGP considered the benefits and risks associated with the continued ownership of the Wynwood asset by the Partnership. The MGP recommends the Proposal for the following reasons:

●	The sale of Wynwood or the Dissolution may allow Limited Partners to use their unused passive losses.
●
The Dissolution and Termination will eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership. Many Limited Partners find the Schedule K-1 required from their investment in the Partnership complicated to report on their own tax returns. That may require individuals to incur tax return preparation costs they would not otherwise have to incur.

●	The Wynwood Apartment Complex no longer produces tax credits, which was a principal benefit of investing in the Local Limited Partnership. Wynwood is the last remaining Local Limited Partnership.
●	It is now possible to sell the Apartment Complex or the Local Limited Partnership Interest without a recapture of prior tax credits.
●	The appraised value of the Wynwood Apartment Complex as set forth in the most recent abbreviated valuation is described below. That Apartment Complex is considered to be significantly underwater.
●
The Partnership is dependent on its cash on hand (which came from sales activities) to pay Partnership expenses. The Partnership has sold all assets other than the Wynwood investment. Wynwood accrues an annual reporting fee of $1,500 to the Partnership. This fee has not been paid in a number of years. It is unlikely ever to be paid based on the historic operations of Wynwood.

●
The Partnership was intended only to hold its investments for a single cycle of acquisition, generation of credits and disposition, and the Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership cannot make capital improvements or otherwise invest to continue its ownership of the Wynwood Local Limited Partnership to generate any additional economic benefit from future tax credits.

●	The Wynwood Apartment Complex is aging and the need for capital improvements and upgrades exists or may arise.
●	Maintenance and administrative expenses associated with an aging Apartment Complex may increase.

The Partnership’s objective was to derive low income housing tax credits from its investment in the Local Limited Partnership Interests, and no further credits can be earned without the infusion of substantial capital for rehabilitation of the Wynwood Apartment Complex in accordance with the requirements of the federal low income housing tax credit program. The Partnership does not have the necessary capital. No income tax liability is expected from a sale of the Wynwood asset.

In recommending approval of the Proposal, the MGP believes it is important to note that the only realistic use of the Wynwood Apartment Complex is as low income housing, based primarily on location, original design as low income housing with very basic amenities, the subsidized financing and the restrictions of the Extended Low Income Housing Commitment. The Wynwood Apartment Complex is subject to an Extended Low Income Housing Commitment, which effectively requires that the Apartment Complex be operated as low-income housing for a period as set forth in the chart that follows:

Apartment Complex	Extended Low Income Housing Commitment terminates:
Wynwood Place	2028

The current Local General Partners of the Wynwood Local Limited Partnership are not affiliates of the MGP. As discussed above, the MGP has contacted the non-affiliated Local General Partners to determine if they have any interest in purchasing the Partnership’s interest in Wynwood or the Wynwood Apartment Complex, and if they have the ability to do so in the near term. Such Local General Partners have offered to purchase the Local Limited Partnership Interest for a price of $30,000, and the Partnership and such Local General Partners have negotiated purchase transaction documents. If the Limited Partners approve the Proposal, and such negotiated sale does not close, the MGP would seek to find another buyer for the Wynwood Local Limited Partnership Interest or Apartment Complex. Because the Apartment Complex of Wynwood is significantly underwater, the MGP would consider nominal consideration for any sale, and does not expect more than that offered by the Local General Partners.

If the Proposal is approved, our goal is to sell the Wynwood asset during 2015. If so, the MGP believes that the Dissolution and Termination could also occur in 2015. There can be no assurance in this regard.

The tax year of the Partnership is the calendar year.

Effects

The economic effects of the sale, together with the economic effects of the Dissolution and Termination, are discussed below under “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS.” As discussed elsewhere herein, if the Proposal were approved and the sale of the Wynwood asset were completed, the Partnership would be dissolved, its affairs wound up, and its Certificate of Limited Partnership cancelled. In connection with such Dissolution and Termination, the registration of the Units would be terminated under the Securities Exchange Act of 1934. The estimated costs savings to the Partnership on an annual basis from a Dissolution and Termination are estimated to be approximately $57,000, as discussed above under “QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION STATEMENT AND THE PROPOSAL.”

Appraisals and Reports

The Partnership obtained appraisals of each Apartment Complex over the last several years. In some cases, updates of value were received for the Apartment Complexes that were appraised. Appraisals or abbreviated valuations for the Wynwood Apartment Complex are included in the chart that follows:

Local Limited Partnership	Apartment Complex	Type and Date of Valuation	Valuation (subject to restricted rents) (1)		Approximate Debt at 12.31.14 (2)	Company Performing Evaluation
Wynwood Place Limited Partnership	Wynwood Place	Appraisal - 9.18.09 Abbreviated valuation – 7.3.13 Abbreviated valuation – 7.20.15	$ $ $	730,000 283,863 458,000	$934,000	Gill Group Workout Advisors Gill Group

(1)
The different valuations are due to differing amounts of net income and differing capitalization rates used by the evaluators. See the discussion of methodology in the paragraph that follows. The respective capitalization rates were 7.5%, 8.25% and 6.5%.

(2)
Per the financial statements of the Local Limited Partnership delivered by the Local General Partners to the Partnership. Includes unpaid mortgage debt and accrued interest, deferred developer fee, advances by the Local General Partner, reporting fee owed to the Partnership ($24,000), advances by the former Local General Partner and advances by the developer.

The 2009 Gill Group appraisal utilized the following techniques to determine a valuation: the cost approach, the income approach, and the sales comparison approach. The cost approach considers the current cost of replacing a property, less depreciation from three sources: physical deterioration, functional obsolescence and external obsolescence. A summation of the market value of the land, assumed vacant and the depreciated replacement cost of the improvements provides an indication of the total value of the property. The income approach is based on an estimate of the subject property’s possible net income. The net income is capitalized to arrive at an indication of value from the standpoint of an investment. This method measures the present worth and anticipated future benefits (net income) derived from the property. The sales comparison approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the same or competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market.

The Gill Group appraisal and abbreviated valuation were prepared by Samuel Todd Gill. Samuel Todd Gill has been completing appraisals and market studies for more than 30 years. According to the appraisal, he has extensive multifamily experience specializing in work for the Department of Housing and Urban Development as well as lenders and developers in the Low-Income Housing Tax Credit programs. His accreditations include (i) General Accredited Appraiser (National Association of Realtors), and (ii) State Certified General Real Estate Appraiser (25 states). No limitations were imposed by the Partnership on the appraiser’s investigation.

The appraiser selected the income approach as the approach to be afforded the most weight in determining appraised value for both the appraisal and the Gill Group abbreviated valuation. From the appraiser, the MGP understands that this approach is considered to provide the best indication of value for the subject, and is used almost universally for low income housing properties. According to the appraisers, the U.S.D.A. - Rural Development handbook states that the income approach should be the one given the most weight. U.S.D.A. - Rural Development provides federal loans and other subsidies to low income properties. The appraiser is of the view that for any kind of affordable multifamily or other complicated property type, it is very important to understand how the property operates and how its operation compares to other similar properties in and around the market. The information on historic income, expenses, etc., is readily available, and gives a good starting point for understanding the basis of value. In the view of the appraiser, the income approach is the best because there are several layers of information available whereas the sales comparison and cost approaches may have little or none.

The appraisal and abbreviated valuations listed above will be made available for inspection and copying at the principal executive offices of the Partnership during its regular business hours by any Limited Partner or representative of a Limited Partner who has been so designated in writing. A copy will be transmitted by the Partnership to any Limited Partner or representative of a Limited Partner who has been so designated in writing upon written request and at the expense of the requesting Limited Partner.

Other than with respect to the rendering of the appraisals, updates of value and/or opinions of value reports during the past two years there has been no material relationship between Gill Group and the Partnership or its affiliates, including the MGP. Gill Group received a total of approximately $271,000 from the MGP and its affiliates during the two-year period ended June 30, 2015, none of which was paid by the Partnership. Gill Group was selected by the Partnership based on the MGP’s belief as to their expertise in appraising low-income housing properties. The MGP’s belief is based on past experience with Gill Group, which has rendered appraisals of properties invested in by the Partnership and other investment funds syndicated by the MGP, on their knowledge of the low-income housing industry, and on recommendations from others in the low-income housing industry. In some cases, cost was a factor in determining the identity of the appraiser.

Fairness

The MGP has consented to the Proposal, subject to the considerations discussed below under “CONTINGENCIES.”

The MGP believes that the Limited Partners are interested in a means of liquidating their investment in the Partnership. However, the Proposal has not been initiated by the Limited Partners. The Proposal has been initiated by the MGP. The steps that have been and are being taken to provide the Limited Partners with procedural safeguards are: (i) the submission of the Proposal to the Limited Partners (all of whom are unaffiliated with the MGP) for their approval; (ii) the approval of the Proposal by the disposition committee of WNC; and (iii) the commissioning of an independent appraisal and abbreviated valuations of the Wynwood Apartment Complex. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in reviewing the procedural fairness of the Proposal, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the MGP was not able to weigh the relative importance of each factor precisely. The MGP is a privately owned entity and it does not have independent members on its board of directors or committees thereof. See “MANAGEMENT” below. Although there are no such independent members, the disposition committee has established processes and procedures that must be pursued. Because the receipt of an appraisal and abbreviated valuations is only one component of the processes and procedures, the MGP has ordered committee action before the appraisal component, although, as indicated above, this process is an approximation of the weight given to each factor and the MGP was not able to weigh the relative importance of each factor precisely. Generally, the disposition team reviews properties of all investment funds annually, and the investment funds themselves, to determine which properties are appropriate for disposition and which funds are appropriate for liquidation, based on the stage of each property vis-à-vis its 10-year credit period and 15-year compliance period. Once properties and funds are prioritized purchasers are solicited and solicited and unsolicited bids are reviewed. This process is consistent with the finite-life nature of the Partnership, and its investment objectives described above under “SPECIAL FACTORS - Background and Purpose.” As is the case with regard to the other investment funds referred to therein, the Partnership is a self-liquidating finite life limited partnership that was formed to acquire interests in Local Limited Partnerships for the production of low income housing tax credits. Its investment objective was to acquire these interests, hold them for the production of low income housing tax credits, and then sell all assets and liquidate the Partnership when the credits were realized and substantially all compliance periods were completed, assuring avoidance of credit recapture. In furtherance of these objectives of the Partnership, appraisals, broker opinions of value and/or abbreviated valuations were requisitioned for Partnership assets, and the value was run through the provisions of the limited partnership agreement or operating agreement of the entity owning the property to determine what, if any payments and distributions would be made to the Partnership. Each such agreement includes detailed provisions identifying the manner in which sale proceeds are used by the property-owning entity to pay its debts and obligations, and to the extent there are funds thereafter remaining, make distributions to its partners or members. In turn, the aggregate amount that would be paid to the Partnership, either as distributions or repayment of advances previously made by the Partnership to the property-owning entity, is run through the provisions of the Partnership LPA. This determines what, if any obligations would be repaid to WNC and its affiliates, and what, if any distributions would be made to the Limited Partners.

Although there is no requirement that an asset be sold for its value set forth in an appraisal or other valuation, such value is used in the first instance to determine if an asset should be marketed. If such value of an Apartment Complex is an amount that exceeds the obligations of the Local Limited Partnership, the Apartment Complex is listed for sale or other marketing efforts are undertaken. If such value indicates that the Apartment Complex is “underwater” (i.e., the obligations of the Local Limited Partnership exceed such value), then the asset would be offered through the efforts described above under “SPECIAL FACTORS - Alternatives.”  Generally, if an asset is considered by the disposition team to have value, a full appraisal is requisitioned.

Approval of the Proposal is not structured with a stated condition that requires approval be from a majority of Limited Partners not affiliated with the MGP. However, neither the MGP nor any of its affiliates owns any Units. Accordingly, if the Proposal is approved it will be approved by Limited Partners who are not affiliated with the MGP. No unaffiliated representative has been engaged to act on behalf of unaffiliated Limited Partners in negotiating the terms of the Proposal and/or in preparing a report concerning the procedural or substantive fairness of the transaction.

The MGP has considered a number of material factors regarding the substantive fairness of the Proposal. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in reviewing the substantive fairness of the Proposal, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the MGP was not able to weigh the relative importance of each factor precisely.

(i) the Partnership is a finite life entity formed to acquire and hold properties for an approximate fifteen-year low income housing tax credit cycle, sell its investments and liquidate;

(ii) current and historical purchase prices for properties developed and operated as low-income housing and sold by investment funds managed by the MGP, including the Partnership and other syndicators. Substantially all of such properties (or interests therein) sold in the last two years of which the MGP is aware have been sold for purchase prices based on appraised values, where appraised values exceed aggregate indebtedness. In cases where the appraised values are less than the aggregate indebtedness, the sales prices have been for amounts intended, at best and if possible, to cover closing costs. Sales made by the Partnership to date are described in the chart below in this section. In the aggregate, from January 1, 2013 through June 30, 2015, investment funds managed by the MGP engaged in more than 135 sale transactions related to tax credit properties. (Other sales related to low-income properties placed in service prior to the 1986 legislation creating the low-income housing tax credit. The properties were invested in for the losses they generated, rather than the credits, but are otherwise similar to tax credit properties.). More than 100 of the total entailed the sale of the local limited partnership interests alone, or the sale of the local limited partnership interests and the general partner interests, more than 20 entailed the sale of the apartment complexes, and one entailed a redemption of the local limited partnership interest. The apartment complexes were located in 34 states across the Southeast, Midwest, South, Southwest and West;

(iii) the most-recent abbreviated valuation indicates that the value of the Wynwood Apartment Complex is substantially underwater;

(iv) the Limited Partners are not expected to recognize forgiveness of debt income under the Proposal. Cancellation of all or part of a debt that is secured by property (such as the Apartment Complexes) may occur because of a foreclosure, a repossession, a voluntary return of the property to the lender, abandonment of the property, or a principal residence loan modification. In general, the canceled amount of debt is included in gross income and taxed as ordinary income unless an exclusion or exception applies. Although contingent on the circumstances of a particular Limited Partner, the tax rate on ordinary income generally is higher than that on gain from the sale of a capital asset. See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS - Material Federal Income Tax Consequences.”

(v) the Units are and since issuance have been illiquid. The net book value of the Units as of March 31, 2015 was $57.97;

(vi) the net book value of the Wynwood Local Limited Partnership Interest as of December 31, 2014 was zero;

(vii) the Wynwood Local Limited Partnership Interest is the Partnership’s only non-cash asset. Accordingly, the MGP is of the view that the Partnership has no liquidation value separate and apart from its cash and the Wynwood Local Limited Partnership Interest;

(viii) the Wynwood Local Limited Partnership Interest is the Partnership’s only non-cash asset. Accordingly, the MGP is of the view that the Partnership has no going concern value separate and apart from its cash and the Wynwood Local Limited Partnership Interest; and

(ix) the purchase price will be paid entirely in cash.

Generally, based on time value of money considerations, Limited Partners who have already used passive losses from the Partnership may have a better overall result from the Partnership than Limited Partners who have not used their passive losses. Limited Partners who have used their passive losses would have reduced their tax liability at the time of use, whereas Limited Partners who have not used passive losses would only be reducing their tax liability on sale or Dissolution. Similarly, Limited Partners purchasing Units from a person other than the Partnership may have less passive losses to use at this time; however, under time value of money considerations they would have already received a benefit from the reduced purchase price of their Units. There is no established secondary market for the Units, and to the best of the MGP’s knowledge any Units purchased from a person other than the Partnership would have been purchased at a steep discount from the offering price.

For many Limited Partners who are individuals, the tax benefits of passive losses are available only upon the sale of Partnership assets, or the Dissolution and Termination. An individual Limited Partner’s passive losses from an asset in most cases should be available to offset some or all of the gain from the sale of the asset and thereafter against other income. The use of the passive losses to offset such gain is in addition to the benefits the Limited Partners have already received from claiming the low income housing tax credits. Some Limited Partners may have accounted for their investment in the Partnership on an entity basis, and have not claimed passive losses in connection with prior transfers of Partnership assets. For these Limited Partners, passive losses might not be available until the Dissolution and Termination. Such Limited Partners have recognized gain on prior sales of the Partnership assets. This is consistent with the disclosure provided in the Partnership’s prospectus.

Following is chart showing the sales of Partnership assets to date.

Local Limited Partnership	Date of Sale	Type of Sale	Purchase Price	Net Distribution to the Partnership (1)	Local General Partner	Purchaser
Mesa Verde Apartments, Limited Partnership	4/23/2010	Apartment Complex	$2,100,000	$137,000	Shelter Resource Corporation	Turnaround Properties LLC (2)
Lamar Plaza Apts. L.P.	12/31/2010	Local Limited Partnership Interest	$20,000	$20,000	MBL Development Co.	JLL Investments, LLC (2)
The North Central Limited Partnership	3/23/2011	Apartment Complex	$1,450,000	$226,000	City and Suburban Development Corp.	2570 ACP LLC (2)
D. Hilltop Apartments, Ltd.	8/1/2012	Local Limited Partnership Interest	$20,000	$20,000	Donald W. Sowell	MWS Real Estate Services, L.L.C. (2)
Blessed Rock of El Monte, a California limited partnership	4/12/2013	Local Limited Partnership Interest (3)	$2,355,000	$2,355,000	Everland, Inc.	Blessed Rock Corporation (2)
Woodland, Ltd.	7/31/2013	Local Limited Partnership Interest	$28,000	$28,000	ACHR Housing Corporation	Alabama Council on Human Relations, Inc. (2)
Greyhound Associates I, L.P.	8/31/2013	Local Limited Partnership Interest	$5,000	$5,000	WCM Community Development Corporation	MPF Bayfield Acquisition, LLC (2)
Crescent City Apartments, a California limited partnership	10/1/2013	Local Limited Partnership Interest	$50,000	$50,000	Community Revitalization and Development Corp. and Shelter Resource Corporation (4)	Cyrus Youssefi (2)
Cleveland Apartments, LP	2/27/2014	Local Limited Partnership Interest	$50,000	$45,000	Shelter Resource Corporation (5)	Flagship Leasing, LLC (2)
Ashford Place, A Limited Partnership	7/29/2014	Apartment Complex	$1,746,000	$0	WNC Oklahoma, L.L.C.	CSY Investors, LLC (2)
Mountain Vista Associates Limited Partnership	8/31/2014	Local Limited Partnership Interest	$30,000	$30,000	Monarch Properties, Inc. and Low Income Housing Foundation of New Mexico, Inc.	Monarch Properties, Inc. (2)
Bolivar Plaza Apts., L.P.	2/28/2015	Local Limited Partnership Interest	$100,000	$100,000	MBL Development Co.	JLL Investments, LLC (2)
Belen Vista Associates Limited Partnership	6/30/2015	Local Limited Partnership Interest	$180,000	$180,000	Monarch Properties, Inc. and Low Income Housing Foundation of New Mexico, Inc.	Monarch Properties, Inc. (2)

(1)
The sale of an apartment complex was made by the Local Limited Partnership and the proceeds therefrom were first used to pay debts and obligations of the Local Limited Partnership, including mortgages and obligations to the Local General Partners and the Partnership, to the extent of such proceeds. The balance was then distributed to the Partnership, as the limited partner of the Local Limited Partnership, and the Local General Partner in accordance with the terms of the Local Limited Partnership partnership agreement. “Net Distribution to the Partnership” does not include a repayment of advances or distributions from reserves.

(2)	None of these are affiliates of the MGP.
(3)	The Local Limited Partnership Interest was owned 50% by the Partnership and 50% by another WNC investment fund. The purchase price represents 50% of the total purchase price paid by the purchaser.
(4)
After the purchaser rehabilitated the property, another WNC investment fund acquired an interest in the entity that owns the property and that received a new allocation of tax credits as a consequence of the rehabilitation.

(5)	The sale of the interest of the Local General Partner, an affiliate of the MGP, occurred concurrently.

ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS

Dissolution and Termination

If the Proposal is approved by a majority in interest of the Limited Partners, the MGP will seek to sell the Partnership’s Wynwood Local Limited Partnership Interest or to cause the Local General Partners to sell the Wynwood Apartment Complex. In the view of the MGP, at present the value of the Wynwood Apartment Complex (and in turn, the value of the Wynwood Local Limited Partnership Interest) is substantially less than the outstanding debt and other obligations of the Local Limited Partnership.

Prior to completing the Dissolution and Termination, the Partnership is required to file all tax returns with federal, state and local tax authorities, and, subject to the availability of funds to pay the costs of doing so, is required to file all reports with the Securities and Exchange Commission and provide or make available such reports to Limited Partners in accordance with the Partnership LPA. Pending the sale of the Wynwood Apartment Complex or Wynwood Local Limited Partnership Interest, the Local Limited Partnership will continue to lease units in the Apartment Complex and the Partnership will continue to operate, subject to the availability of funds to pay the cost thereof.

The MGP’s objective is to sell the Wynwood asset during 2015. A sale, however, can be a complex process which may depend on a number of factors, and some of these factors are beyond the MGP’s control. For example, the Partnership may be pursuing claims against others or defending litigation. Currently, there are no claims of which the MGP is aware, or litigation, but there can be no assurance that none will arise. The Local General Partners have consent rights over a sale, and receipt of such consent might be delayed or not forthcoming. In this regard, the Local General Partners of Wynwood have indicated that they are averse to a sale of the Apartment Complex, which practically limits the exit strategy to a sale of the Local Limited Partnership Interest. Moreover, a sale of either the Apartment Complex or the Local Limited Partnership Interest might be subject to approval of the state tax credit agency having jurisdiction, or lenders. There may be other contingencies to which the Partnership may become subject. Consequently, the sale may take longer than expected.

Interests of Certain Persons in the Proposal

You should be aware that the MGP, although it is required to perform in a manner consistent with its fiduciary duties to the Partnership and the Limited Partners, would have interests in the Proposal that may differ from those of the Limited Partners. Such interests include the following:

●  Any accrued but unpaid asset management fees and any loans advanced to the Partnership by the MGP will be paid prior to any distributions to the Limited Partners.

●  The Dissolution and Termination of the Partnership will eliminate any potential liability of the MGP for liabilities of the Partnership and, perhaps, actions taken by the MGP as a fiduciary.

●  Under limited circumstances (see “SUMMARY OF THE PARTNERSHIP LPA”), an affiliate of the MGP may become the Local General Partner of the Wynwood Local Limited Partnership and as such might be entitled to repayment of debts and accrued fees, a sales preparation fee and/or a percentage of the net sales proceeds, and a sale would eliminate any potential liability of the Local General Partner for liabilities of the Local Limited Partnership and, perhaps, actions taken by the Local General Partner as a fiduciary. When an affiliate becomes a Local General Partner, it steps in the shoes of the non-affiliated Local General Partner and obtains the benefit and burdens that were originally negotiated by the non-affiliated Local General Partner. The terms of the governing documents of the Local Limited Partnership are not revised to benefit the affiliate.

●  The MGP may have ongoing business relationships with potential purchasers of the Wynwood asset.

Expenses

The Partnership will pay (directly or indirectly) for the expenses of any sale of the Wynwood asset, and will pay for the expenses of this solicitation and, if a sale occurs, the Dissolution and Termination.

Expenses of the solicitation include but are not limited to the costs of mailing and printing this Consent Solicitation Statement, any supplements to it, telephone calls, legal, appraisals and other valuation, and accounting fees. The Partnership will pay these expenses whether or not any sale is consummated.

Dissolution and Termination expenses include filing fees, legal and accounting fees not included as solicitation expenses, travel expenses and all other fees related to the Dissolution and Termination. Partnership-level Dissolution and Termination expenses include tax filing expenses. Local Limited Partnership-level liquidation expenses include the legal fees and other costs associated with the sale of an Apartment Complex.

Estimated Results of Sale and Dissolution

Liabilities. The Wynwood Local Limited Partnership has liabilities that would have to be satisfied from sales proceeds of an Apartment Complex before any distributions would be available to the Partnership. These include the mortgage balance. Furthermore, because the Partnership owns less than 100% of the economic interest of the Local Limited Partnership, the distributable proceeds of the sale of the Apartment Complex would be divided among the Partnership and the Local General Partners.

Restrictions. The Wynwood Apartment Complex is no longer subject to the 15-year LIHTC compliance period imposed by Section 42 of the Code; however, other income and/or rent restrictions may continue to limit the use of the property beyond the 15-year LIHTC compliance period. Because the Wynwood Local Limited Partnership is currently controlled by Local General Partners that are unaffiliated with the MGP, there may be more restrictions on the Apartment Complex than the MGP is aware of, and there may be certain local and state level restrictions on the Apartment Complex that are not described below or elsewhere in this Consent Solicitation Statement. Some examples of additional restrictions are as follows:

Extended Use Restrictions. Pursuant to Section 42 of the Code, all properties that received LIHTC allocations in 1990 or any subsequent year are subject to affordable housing use restrictions for a minimum period of 30 years, or an additional 15 years beyond the expiration of the 15-year LIHTC compliance period. These restrictions are set forth in an agreement between the Local Limited Partnership and the pertinent state housing agency which is responsible for allocating LIHTCs within the state. The terms of the extended use restrictions vary by property. See “SPECIAL FACTORS” above.

Prepayment Restrictions. Certain subsidized or government loans include income and/or rent restrictions. Typically, such loans will prohibit prepayment for a certain period of time, and in some cases this period extends beyond the 15-year LIHTC compliance period. Other loans might permit prepayment, but in some instances only with the consent of the lender and only on payment of a prepayment premium.

Local Municipality and State Agreements. Local municipality and state agreements may include subsidized loans, real estate tax relief or a grant of funds. Most of these agreements require some income and/or rent restrictions, and in some cases these restrictions extend beyond the 15-year LIHTC compliance period.

Conclusion. One Apartment Complex remains in the Partnership, which is subject to certain restrictions. In preparing the analysis that follows, the MGP has used the Partnership’s March 31, 2015 Form 10-K as a starting point. The MGP used the actual sale numbers for the Local Limited Partnership Interests of Bolivar Plaza Apts., L.P., and Belen Vista Associates Limited Partnership, and assumed that the Wynwood Local Limited Partnership Interest would be sold for $30,000. However, because an actual purchaser may pay more or less than $30,000, actual results of the sale of the Wynwood Local Limited Partnership Interest and the Dissolution and Termination may differ significantly from the analysis presented in this Consent Solicitation Statement. If the proposed sale to the Wynwood Local General Partners does not close, the MGP would seek to find another buyer. The Local General Partners of Wynwood may not want to sell its Apartment Complex because of the lack of funds to be distributed from such a sale. In such event, the MGP may have to entice the Local General Partners to sell by agreeing to allow the Local General Partners to take a sales preparation fee that is not specified in the Local Limited Partnership partnership agreement, although there is no cash to pay such a fee.

Wynwood Place Limited Partnership
PROPOSED DISTRIBUTION OF CASH PROCEEDS AND GAIN CALCULATIONS FROM SALE

PROJECTED DISTRIBUTION OF SALE PROCEEDS
	Gross Sales Price			$30,000.00
	Less: Selling Costs			$-
	Less: Surety Bond			$-
	Net Sales Price			$30,000.00
	Plus: Replacement Reserves			$-
	Net Cash Proceeds Available to Partners			$30,000.00
10.1 B.(i)	Less: Mortgage			$-
10.1 B.(i)	Less: Deferred Developer Fee			$-
	Less: Loans by Local General Partners			$-
	Less: Loans by the Partnership			$-
10.1 B. (ii)	Less: Fund reserves deemed necessary by Local General Partner			$-
	Remainder:			$30,000.00

10.1 B. (iii)	Less: Payment of any outstanding Operating Expense Loans			$-
	Net Proceeds			$30,000.00

	Allocable Split between Local General Partners and the Partnership
10.1 B. (iv)	Allocation to Local General Partners			$-
10.1 B. (iv)	Allocation to the Partnership*			$30,000.00
				$30,000.00

*Total funds to flow to the Partnership				$30,000.00

PROJECTED GAIN/LOSS CALCULATION

Net Sales Price				$30,000
Adjusted Basis of Partnership Interest				$159,669
Taxable Gain/(Loss) on Sale of Property				$(129,669)

Allocation of Gain by Federal Tax Rate		Partnership	Local General Partners	Total
Ordinary Income/(Loss) (IRC Section 1245 Recapture) 35%		$-	$-	$-
Gain/(Loss) (Unrecaptured IRC Section 1250 Gain) 25%		$-	$-	$-
Long Term Capital Gain/(Loss) 15%		$(129,669)	$-	$(129,669)
		$(129,669)	$-	$(129,669)

Projected Sale/Liquidation Summary For The Partnership

Gain		$(129,669)

Original Investment		$534,118

Projected Cash Distribution to the Partnership		$30,000

Approximate Federal (Tax)/ Tax Savings (see rates above)		$19,450
Approximate California (Tax)/ Tax Savings (12.3%)		$15,949
Approximate Net (Tax)/ Tax Savings		$35,400

Net (Tax)/ Tax Savings Plus Cash Distribution		$65,400

NOTES: The projections are based on data and information, and assumptions, as indicated. The achievement of any projection is dependent on the occurrence of future events and cannot be assured. The actual results may vary from the projections. Projections based on original investment and assumes such investment was held for the entire term of Wynwood Place Limited Partnership. Therefore, this analysis may not accurately project actual benefits on units that were transferred, split or sold.

WNC Housing Tax Credit Fund V, L.P. Series 4
PROJECTED DISTRIBUTION OF CASH PROCEEDS AND GAIN CALCULATIONS FROM SALES AND LIQUIDATION

PROJECTED DISTRIBUTION OF SALES PROCEEDS

		Bolivar Plaza	Belen Vista	Wynwood Place	Total
	2015 Cash Proceeds from sales:	$100,000	$180,000	$30,000	$310,000
(i)	Less: Partnership liquidation expenses**	$-	$-	$10,000	$10,000
(ii)	Less: Payment of debts and obligations of the Partnership**	$35,312	$-	$9,387	$44,699
(iii)	Less: Funding of necessary reserves	$64,688	$180,000	$-	$244,688
	Sale Proceeds:				$10,613

	Less:
4.2.1. (i)	First: To the Limited Partners in an amount equal to their Adjusted Capital Contribution				$10,613
	Remainder:				$-

PROJECTED GAIN/LOSS CALCULATION

	Belen Vista	Bolivar Plaza	Wynwood Place	Total
Section 1250 Gain (Loss) from Sale	$7,705	$-	$-	$7,705
Ordinary Gain (Loss) from Sale	$-	$-	$-	$-
Long Term Capital Gain (Loss) from Sale	$-	$(298,888)	$(129,669)	$(428,557)
Less: Partnership Liquidation Expenses	$-	$-	$(10,000)	$(10,000)
Less: AM Fees				$10,048
Additional Gain/(Loss) on Liquidation

Net Taxable Loss				$(430,852)

Allocation of Gain/(Loss) by Federal Tax Rate	LPs		GPs	Total
Ordinary Income (IRC Section 1245 Recapture) 35%	$-		$-	$-
Gain (Unrecaptured IRC Section 1250 Gain) 25%	$-		$7,705	$7,705
Long Term Capital Gain/(Loss) 15%	$(2,942,577)		$(793,355)	$(3,735,932)
	$(2,942,577)		$(785,650)	$(3,728,227)

Note: Corporate investors may have different tax rates than those presented in calculation

Projected Sale/Liquidation Summary For Limited Partners

	Total		Per Unit	Per Unit
	LP Investment		Passive Losses	Passive Losses
	$ 22,000,000		Used	Suspended*

Gain/(Loss)	$(2,942,577)		$(136)	$(136)
Less: Estimated Supended Passive Losses	$(12,340,948)		$-	$(569)
Net Taxable Loss	$(15,283,525)		$(136)	$(705)

Original Investment	$22,000,000		$1,000	$1,000

Projected Partners Cash Distribution (Partnership Cash Reserve Balance and Projected Wynwood Sales Proceeds)	$1,494,124		$69	$69

Approximate Federal (Tax)/ Tax Savings (see rates above)***	4,760,718		14	$220
Approximate California (Tax)/ Tax Savings (12.3%)***	$1,879,874		$17	$87
Approximate Net (Tax)/ Tax Savings	$6,640,592		$31	$306

Net (Tax)/ Tax Savings Plus Cash Distribution	$8,134,716		$100	$375

NOTES: The projections are based on data and information, and assumptions, as indicated. The achievement of any projection is dependent on the occurrence of future events and cannot be assured. The actual results may vary from the projections. Projections based on original investment and assumes such investment was held for the entire term of WNC Housing Tax Credit Fund V, L.P. Series 4. Therefore, this analysis may not accurately project actual benefits on units that were transferred, split or sold.

* Under I.R.C. 469, passive investors have generally been unable to deduct passive losses against other types of income. For an investor with no other source of passive income, these losses would be suspended and carried forward. In this scenario, we have assumed that there is suspended loss available on liquidation. Because these sales would result in a complete disposition of the lower tier entities, any remaining unused passive losses would be able to offset any type of income. Please consult your tax advisor to determine your individual situation.

** Expected to be paid to the MGP for the advances and AM fees through the date of liquidation. All or a substantial portion will constitute solicitation expenses.

*** Assumes capital loss is fully deductible in the year recognized. As discussed in the consent solicitation statement, there are limits on the deduction of capital loss (generally, $3,000 per year plus capital gain).

Material Federal Income Tax Consequences

The federal income tax discussion set forth below addresses the material federal income tax consequences of a liquidation of the Partnership, but does not purport to deal with all aspects of federal income taxation that may be relevant to a particular Limited Partner in light of such a Limited Partner’s personal circumstances. The discussion is directed solely to natural U.S. persons who hold the Units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon the Code, Department of Treasury regulations, court decisions, published rulings of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretation (possibly on a retroactive basis).

The following discussion was written in connection with this Consent Solicitation Statement and is only a summary and not a complete discussion of the tax issues associated with the Proposal and cannot be relied upon to avoid penalties. Moreover, the following summary addresses consequences to Limited Partners who are individuals, and other types of investors will have other consequences. The MGP has prepared the following discussion and has not obtained any opinion or advice of tax counsel in this regard. Limited Partners are urged to consult their own tax advisors as to the specific tax consequences to them of the Proposal, including the applicability and effect of federal, state, local and other tax laws. Limited Partners should be aware that the specific tax consequences to them will vary depending upon several factors, including when the Limited Partner purchased his or her Units.

In General. The Partnership, as a partnership for federal income tax purposes, is not subject to federal income tax; rather, each Limited Partner is required to take into account his or her distributive share of the Partnership’s income, gains, losses, deductions, credits and tax preference items in computing such Limited Partner’s federal income tax liability for any taxable year of the Partnership ending within or with the taxable year of such Limited Partner, without regard to whether the Limited Partner has received or will receive any distribution from the Partnership. Such distributive share is required to be reported by the Partnership to each Limited Partner on a Schedule K-1. Each Limited Partner is required to report consistently with such Schedule K-1 unless the Limited Partner discloses any inconsistent position to the IRS when the Limited Partner files his or her federal income tax return. A Limited Partner’s distributive share of the Partnership’s income or loss is determined in accordance with the allocations set forth in the Partnership LPA.

Sale of the Partnership’s Assets. For federal income tax purposes, each Limited Partner will be required to include in his or her income his or her allocable share of the gain or loss realized by the Partnership upon the sale of the Partnership’s assets pursuant to the Proposal. If an Apartment Complex is sold or otherwise disposed of by a Local Limited Partnership, the Local Limited Partnership will realize gain (or loss) to the extent that the proceeds of the sale or disposition are greater than (or less than) the adjusted federal income tax basis of the Apartment Complex. Gain or loss is passed through the Local Limited Partnerships to the Partnership and the Local General Partner, as provided in the respective Local Limited Partnership partnership agreements, and then to the MGP and Limited Partners, as provided in the Partnership LPA. Except to the extent gain is attributable to recapture of certain types of depreciation deductions previously claimed, gain from the sale of depreciable property held for use in a trade or business (such as an Apartment Complex) is treated as gain from the sale of Section 1231 property, which is generally treated in a manner similar to long-term capital gain as long as all gains from the sale of Section 1231 property exceed all losses from the sale of Section 1231 property in the taxable year. If losses from the sale of Section 1231 property exceed the amount of all gains from Section 1231 property, then all gains and losses are treated as ordinary gains and losses. However, Section 1231 of the Code provides that gain from the sale of Section 1231 property, rather than being treated in a manner similar to long-term capital gain if the required one year holding period is met, is treated as ordinary income to the extent of the excess of Section 1231 losses over Section 1231 gains from prior sales of Section 1231 property during the five most recently completed taxable years of the taxpayer. Accordingly, the tax effect of the sale of an Apartment Complex could be different for different Limited Partners depending upon their own circumstances. Following the sale of an Apartment Complex, a Local Limited Partnership will be liquidated. Upon liquidation of a Local Limited Partnership, the Partnership will generally recognize capital gain to the extent that a liquidating cash distribution exceeds the Partnership’s basis for its Local Limited Partnership Interest immediately before the distribution, and will recognize a capital loss to the extent that the Partnership’s basis exceeds its share of the liquidating cash distribution. Any such gain or loss will pass through to the Limited Partners and MGP.

If the Partnership sells an interest in a Local Limited Partnership, the Partnership will realize gain equal to the excess of the sale price plus the Partnership’s share of non-recourse liabilities as to which it is released over the Partnership’s adjusted basis in the Local Limited Partnership Interest. Any gain or loss is passed through to the Limited Partners and MGP under the Partnership LPA. Any such gain which is attributable to depreciation recapture will be treated as Section 1250 for tax purposes and any other gain will generally be treated as capital gain. Any loss is expected to constitute capital loss at the Partnership level.

Any gain recognized upon a sale of Partnership assets which qualifies as long term capital gain will be taxed at a maximum rate of 25% to individuals. To the extent gain qualifies as ordinary income, the gain will be taxed for federal income tax purposes at a maximum rate of 39.6%. Also, there is an Unearned Income Medicare Contribution Tax of 3.8% that applies to net investment income for taxpayers whose modified adjusted gross income exceeds $200,000 (for single filers) and $250,000 (for married filing jointly). Section 1250 gain is taxed at a maximum rate of 25%, and capital loss is deductible to the extent of capital gain plus $3,000 per year, except that net capital loss may be recharacterized under Section 1231 of the Internal Revenue Code as ordinary loss. California taxes income at a maximum rate of 9.3% (with increases for high income persons), and other states tax income at varying rates. Different federal and California rates apply for taxpayers which are not natural persons. Congress is considering various proposals that could amend the current tax rates.

Distribution to the Limited Partners. A Limited Partner will recognize gain to the extent the amount of the liquidating distribution received by the Limited Partner exceeds the Limited Partner’s tax basis for his or her Units. Any such gain will be capital gain. In general, any such capital gain recognized by an individual, estate or trust will qualify for the 15% maximum federal capital gains tax on capital gains if the Units were held by such Limited Partner for more than one year. A Limited Partner’s tax basis for his or her Units will be increased by both the Limited Partner’s allocable share of any gain realized on the sale of the Partnership’s assets and by the amount of the Limited Partner’s allocable share of income from normal Partnership operations for the year of the liquidation. A Limited Partner’s allocable share of the Partnership cash may exceed his or her basis for his or her Units, and thereby cause the Limited Partner to recognize gain.

For purposes of determining a Limited Partner’s adjusted tax basis in his or her Units, an increase in a Limited Partner’s share of partnership liabilities is treated as a contribution of cash by that Limited Partner to the Partnership, and thereby results in an increase in the Limited Partner’s adjusted tax basis in his or her Units. Conversely, a decrease in a Limited Partner’s share of partnership liabilities is treated as a distribution of cash from the Partnership, and thereby results in a decrease in the Limited Partner’s adjusted tax basis in his or her Units. To the extent that a decrease in a Limited Partner’s share of partnership liabilities results in a deemed cash distribution to the Limited Partner which exceeds the Limited Partner’s adjusted tax basis in his or her Units, the Limited Partner will recognize gain to the extent of the excess of the deemed cash contribution over the adjusted tax basis in his or her Units.

A Limited Partner will recognize a capital loss to the extent the amount of the liquidating distribution received by the Limited Partner in the year of dissolution (including any deemed cash distributions to the Limited Partner attributable to a reduction in the Limited Partner’s share of partnership liabilities) is less than the Limited Partner’s tax basis for his or her Units, as such basis is adjusted to reflect any gain or loss realized by the Partnership on the sale of its assets and to reflect the Partnership’s income or loss from operations for the year of the liquidation. Capital losses can be deducted for federal income tax purposes, in any year, only to the extent of a Limited Partner’s capital gains plus, in the case of certain non-corporate taxpayers, ordinary income up to $3,000.

Passive Activity Rules. Limited Partners that are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules of Section 469 of the Code. Those rules provide generally that losses from certain passive activities can only be used to offset income from passive activities. A Limited Partner’s allocable share of Partnership income or loss from the sale of the Partnership’s assets is generally treated as derived from a passive activity. As a result, a Limited Partner’s allocable share of such losses may be used by the Limited Partner in the current taxable year to offset passive activity income from a Limited Partner’s other passive activity investments. Similarly, a Limited Partner’s allocable share of any Partnership gain realized on the sale of its assets is generally characterized as passive activity income that may be offset by unused previously allocated Partnership passive activity losses or by passive activity losses from a Limited Partner’s other passive activity investments. Because the Proposal is a fully taxable transaction, Section 469 of the Code generally allows any suspended passive activity losses of the Limited Partner with respect to his or her investment in the Partnership to be used to reduce other income of the Limited Partner upon liquidation. Any suspended passive activity losses remaining after being offset against any gain from the Proposal and any other passive income for the year of the Proposal can generally be used to offset non-passive income from other sources.

As a result of the Proposal, it is estimated that a Limited Partner who has held his or her Units since the initial offering (“Original Limited Partners”) may recognize a tax loss. Moreover, Original Limited Partners who have not used any of their suspended passive activity losses except to offset prior income/gains from the Partnership will be able to offset other income with such losses. As set forth in the chart above in “Estimated Results of Operations,” and based on the assumptions set forth therein, the MGP estimates that Original Limited Partners who have not used any passive activity losses generated by the Partnership would have approximately $569 per Unit in previously suspended passive activity losses. (This may not be the case, as the Partnership has previously disposed of interests in other Local Limited Partnerships, or other Local Limited Partnerships have previously disposed of their Apartment Complexes, in taxable transactions.) Limited Partners are reminded that tax laws, including laws governing tax rates and use of passive losses, could change at any time.

Consequently, if a Limited Partner previously has not been able to use the passive activity losses generated by the Partnership, it is likely that the Limited Partner will be able to use his or her unused passive activity losses upon the Proposal. Limited Partners are urged to consult with their tax advisors regarding the impact of the passive loss rules on their individual circumstances.

Low-Income Housing Tax Credit Recapture. Section 42 of the Code provides for LIHTCs with respect to low-income housing that is constructed, rehabilitated or acquired after 1986. LIHTCs are claimed over a 10-year period. Owners of an interest in low-income housing are required to recapture a portion of LIHTCs previously claimed if at any time during the 15-year LIHTC compliance period there is a disposition of an interest in the property unless, with respect to interests transferred after July 30, 2008, it is reasonable to expect under the circumstances that the housing will continue to operate as qualified low-income housing for the balance of the 15-year LIHTC compliance period.

Each of the 14 Apartment Complexes qualified for LIHTCs and such tax credits were allocated to the Limited Partners. The 15-year LIHTC compliance period of the Wynwood Apartment Complex has terminated, and no transfer will result in any recapture of tax credits for that Apartment Complex.

THE FOREGOING DISCUSSION IS ONLY A SUMMARY AND IS NOT A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE LIQUIDATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR IN DETERMINING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, AND ANY OTHER TAX CONSEQUENCES, OF THE LIQUIDATION TO YOU.

CONTINGENCIES

Contingencies to the sale of the Wynwood asset include the consent of the Limited Partners, the consent of the Local General Partners (if a sale is to a third party and not to the Local General Partners), and, perhaps, consent of the lenders and the state allocating agency.

If the contingencies described above are satisfied, the MGP anticipates that the Partnership would proceed with the sale with the goal of completing the sale and the Dissolution and Termination during 2015. Upon the sale and the Dissolution and Termination, individual Limited Partners would be entitled to use their unused passive losses as discussed herein. Of course, there can be no absolute guarantee in this regard, and sale and the Dissolution and Termination could occur in a year following 2015.

Regulatory Approvals

Except as described above, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the Partnership’s Dissolution and Termination. As described above, the sale of the Wynwood asset might require the prior approval of lenders and/or state regulatory agencies.

VOTING RIGHTS AND PROCEDURES

The only outstanding voting security of the Partnership is the Units. The Units are not publicly traded and there is no established trading market for the Units.

All Limited Partners as of August 31, 2015 (the “Record Date”) are entitled to notice of and to vote on the Proposal. As of August 31, 2015, there were 21,687.6 Units outstanding and 1,323 Limited Partners or assignees entitled to vote such Units. The Proposal will require the favorable vote of a majority-in-interest of the Limited Partners.

As of the Record Date, no person was known by the Partnership to be the beneficial owner of more than 5% of the Units. Neither the MGP, nor any of its affiliates, own any of the Units. There were no transactions in the Units of which the Partnership is aware during the preceding 60 days.

No meeting will be held with regard to the Proposal or the solicitation of the Limited Partners. Voting may be accomplished by any one of the following methods (each a “Consent”):

1.           Mark, date and sign the enclosed Consent Card and mail it in the enclosed postage paid envelope to:

Insurer Direct Corp
500 Perimeter Drive, Suite D
Morrisville, NC  27560

2.           Mark, date, sign and fax the enclosed Consent Card to Insurer Direct Corp at 202-521-3464.

3.           Using the Internet, log on to https://www.iproxydirect.com/NF54 and follow the instructions to create an electronic voting instruction form.

4.           Using your telephone, call 1-866-752-VOTE (8683) and follow the instructions to vote via telephone.

Only Consents received prior to the close of business on the date (the “Action Date”) which is the earlier of: (1) the date on which the Partnership receives approval and/or disapproval of the Proposal from a majority-in-interest of the Limited Partners, or (2) November 9, 2015 (unless such latter date is extended by the MGP), will be counted. However, Limited Partners are urged to return their Consents at the earliest practicable date.

The Partnership’s name is WNC Housing Tax Credit Fund V, L.P., Series 4, and the general partner’s name is WNC & Associates, Inc. The offices of the Partnership and the MGP are located at 17782 Sky Park Circle, Irvine, California 92614, and the telephone number is (714) 662-5565.

If a Limited Partner has delivered a Consent to the Partnership, the Limited Partner may revoke such Consent no later than the close of business on the date immediately preceding the Action Date. As of the Action Date, the Proposal will either be approved or disapproved. The only method for revoking a Consent is by the delivery to the Partnership prior to the Action Date of a written instrument executed by the Limited Partner who executed the Consent stating that the Consent previously executed and delivered is thereby revoked. Other than the substance of the revocation so described, no specific form is required for such revocation. An instrument of revocation will be effective only upon its actual receipt by the Partnership prior to the Action Date at the Partnership’s offices.

Under California law, there are no rights of dissenters or appraisal rights with regard to the Proposal.

This solicitation is being made by the Partnership and the MGP. The cost of this solicitation of Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and other employees of the MGP, by telephone or email but these persons will not receive additional compensation for rendering these services. The Partnership has retained the services of Issuer Direct Corp., a professional proxy solicitation firm, to aid in the solicitation of consents. Issuer Direct Corp. may solicit consents by personal interview, mail, telephone, facsimile, email, or otherwise. The Partnership expects that it will pay Issuer Direct Corp. its customary fee, estimated to be approximately $3.00 per Limited Partner, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies.

This Consent Solicitation Statement has been filed with the Securities and Exchange Commission. However, the Proposal has not been approved or disapproved by the SEC nor has the SEC passed upon the fairness or merits of the Proposal nor upon the accuracy or adequacy of the information included herein. Any representation to the contrary is unlawful. This Consent Solicitation Statement and the enclosed form of Action By Written Consent of Limited Partners were first sent to the Limited Partners on or about September 4, 2015.

SUMMARY OF THE PARTNERSHIP LPA

The Partnership LPA is the governing instrument establishing the Partnership’s right under the laws of the State of California to operate as a limited partnership, and contains the rules under which the Partnership is operated. The Partnership LPA is its Agreement of Limited Partnership dated as of March 28, 1995, as amended by the First Amendment thereto dated as of May 15, 1996, among the MGP and the Limited Partners. The following is a description of the material provisions of the Partnership LPA.

Management and Control

WNC & Associates, Inc. is the general partner of the Partnership and has the exclusive management and control of all aspects of the business of the Partnership. The Partnership LPA imposes a variety of restrictions on the MGP’s authority in governing the Partnership’s operations, including limits on transactions between the MGP and its affiliates and the Partnership, limits on Partnership borrowing, and limits on Partnership investments and reinvestments. Additionally, the voting rights granted to the Limited Partners discussed below may restrict the MGP’s authority.

The MGP may not voluntarily withdraw from the Partnership without the approval of Limited Partners holding more than 50% of the total outstanding Units entitled to vote. The MGP may be removed upon a vote of Limited Partners owning more than 50% of the total outstanding Units entitled to vote.

The Partnership LPA includes restrictions on the power of the MGP. Included among them are the following.

–
There is a prohibition on the sale of any Local Limited Partnership Interest or Apartment Complex to the MGP or its affiliates. Accordingly, no such sale could be made at any price without the consent of a majority-in-interest of the Limited Partners.

–	The MGP may not sell all or substantially all of the Partnership’s assets in a single transaction without the consent of a majority-in-interest of the Limited Partners.
–
No WNC entity could have been the Local General Partner of a Local Limited Partnership at the time of the Partnership’s acquisition of an interest therein. A WNC entity could become a Local General Partner after acquisition only: (a) in the event of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a Local General Partner, and/or (b) in the event of a material default by a Local General Partner or any of its affiliates on any obligations or upon a material default by the Local Limited Partnership under its mortgage loan or upon the occurrence of certain other events.

Liability of Limited Partners

A Limited Partner is not permitted to take any part in the management or control of the business of the Partnership and may not be required to contribute additional capital at any time. A Limited Partner is not liable for Partnership obligations in excess of the Limited Partner’s unreturned capital contribution and share of undistributed profits.

Status of Units

Each Unit was issued as fully paid and non-assessable and all Units have equal voting and other rights.

Voting Rights of Limited Partners

In any vote of the Limited Partners, each Limited Partner will be entitled to cast one vote for each Unit which such Limited Partner owns as of the date designated as the record date for such vote. The Limited Partners have the right, by vote of Limited Partners owning more than 50% of the total outstanding Units, to vote upon: (i) amendment of the Partnership LPA, subject to the limitations described in the following paragraph; (ii) dissolution of the Partnership; (iii) removal and replacement of the MGP; or (iv) the sale of all or substantially all of the assets of the Partnership in a single transaction, other than in connection with the liquidation of the Partnership.

The Limited Partners may not amend the Partnership LPA in any manner that (i) allows the Limited Partners to take any action which would constitute their participation in the control of the Partnership’s business within the meaning of California law; (ii) otherwise causes a loss of the Limited Partners’ limited liability; or (iii) without the Consent of the MGP, alters the rights, power, duties or compensation of the MGP or its interest in Partnership profits, losses, tax credits, or distributions.

Meetings

The MGP may at any time call a meeting of the Limited Partners or a vote of the Limited Partners without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Limited Partners holding 10% or more of the total outstanding Units.

Books of Account and Records; Reports

The MGP is responsible for keeping books of account and records of the Partnership reflecting all of the contributions to the capital of the Partnership and all of the expenses and transactions of the Partnership. The MGP is responsible for preparing and filing quarterly and annual financial statements and reports for the Partnership, and for preparing and filing Partnership information income tax returns.

Under the Partnership LPA, books of account and records include the following: (i) a current list of the full name and last known business or residence address of each Limited Partner set forth in alphabetical order together with the capital contribution and the share in profits and losses of each Limited Partner; (ii) a copy of the Certificate of Limited Partnership and all amendments thereto; (iii) copies of the Partnership’s Federal, state and local income tax information returns and reports, if any, for the six most recent taxable years; (iv) copies of the original Partnership LPA and all amendments; (v) financial statements of the Partnership for the six most recent fiscal years; and (vi) the Partnership’s books and records for at least the current and past three fiscal years.

Such records are kept at the principal place of business of the Partnership in the State of California, and each Limited Partner and the Limited Partner’s authorized representatives have, upon reasonable request and during normal business hours, the right to inspect and copy at their expense such records. Upon the request of a Limited Partner, the MGP shall promptly deliver to such Limited Partner at the expense of the Partnership a copy of the information described in (i), (ii), (iii) or (iv) above.

Allocations and Distributions

The Partnership LPA includes terms providing for the allocation of income, losses, tax credits and distributions of the Partnership.

Transferability of Units

The Partnership may charge a reasonable transfer fee for processing requests for transfer of Units. The effectiveness of any proposed transfer of Units or an interest in Units may be denied or deferred by the MGP as necessary, in the opinion of counsel, to avoid the termination of the Partnership within the meaning of Section 708 of the Internal Revenue Code, or classification of the Partnership as a publicly-traded partnership or as an association taxable as a corporation. In addition, no transfers may be made to tax-exempt or foreign entities.

Term and Dissolution

The Partnership was formed on March 28, 1995 and will continue until the earlier of (i) the liquidation of all of its assets; (ii) an event of withdrawal shall occur as to the MGP; (iii) the Limited Partners vote to dissolve the Partnership by majority vote; or (iv) December 31, 2050.

Indemnification of the MGP

The Partnership LPA provides that neither the MGP nor any affiliate shall have any liability to the Partnership or to any partner for any loss suffered by the Partnership which arises out of any action or inaction of the MGP or affiliate if such person, in good faith, determined that such course of conduct was in the best interest of the Partnership, such person was acting on behalf of, or performing services for, the Partnership, and such course of conduct did not constitute negligence or misconduct. The Partnership LPA also provides that the Partnership will indemnify the MGP and its affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them when acting on behalf of, or performing services for, the Partnership, provided that the same were not the result of negligence or misconduct by such person and such person determined in good faith that its conduct was in the best interest of the Partnership.

Fiduciary Duty

The MGP has fiduciary responsibility for the safekeeping and use of all assets of the Partnership and may not contract away its fiduciary duty.

PARTNERSHIP BUSINESS AND PROPERTIES

The business of the Partnership and its investments in properties are discussed throughout this Consent Solicitation Statement. Additional information regarding the Partnership’s investment in properties is set forth in Annex A hereto.

FINANCIAL INFORMATION

Pursuant to regulatory requirements, this Consent Solicitation Statement must include certain financial and other information, which was also included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015. Included in Annex B hereto is the following information as of the respective dates indicated in Annex B: (i) management’s discussion and analysis of financial condition and results of operations; and (ii) financial statements and schedules. Included in Annex C hereto is the following information as of the respective dates indicated in Annex C: (i) financial statements; and (ii) management’s discussion and analysis of financial condition and results of operations.

Selected Financial Data

The Partnership’s fiscal year end is March 31. The information set forth below presents selected financial data of the Partnership for each of the last five years in the period ended March 31, 2015. The information presented in the tables should be read in conjunction with the Partnership’s financial statements and the related notes included in Annex B and Annex C.

	March 31, 2015	March 31, 2014	March 31, 2013	March 31, 2012	March 31, 2011
BALANCE SHEET

ASSETS
Cash	$1,305,542	$1,254,665	$296,821	$20,488	$153,987
Investments in Local Limited Partnerships, net	-	-	$650,468	$629,335	$606,786
Other Assets	$1,100	$24,805	$17,775	-	-

LIABILITIES
Accrued fees and expenses due to MGP and affiliates	$12,322	$40,233	$194,984	$204,132	$131,632

PARTNERS’ EQUITY (DEFICIT)	$1,264,320	$1,234,287	$476,270	$411,881	$622,541

The book value per Unit was as follows:	$57.97	$56.28	$21.70	$18.76	$28.31

	For the Year Ended March 31, 2015	For the Year Ended March 31, 2014	For the Year Ended March 31, 2013	For the Year Ended March 31, 2012	For the Year Ended March 31, 2011
OPERATIONS

Loss from operations	$(69,221)	$(349,538)	$(46,266)	$(248,397)	$(155,522)
Equity in income (losses) of Local Limited Partnerships	-	-	$38,184	$37,676	$20,687
Gain on sale of Local Limited Partnerships	$98,385	$1,892,595	$16,953	-	$382,388
Net income (loss)	$30,033	$1,543,667	$8,906	$(210,660)	$249,826
Net income (loss) allocated to:
MGP	$300	$15,437	$89	$(2,107)	$2,498
Limited Partners	$29,733	$1,528,230	$8,817	$(208,553)	$247,328
Net income (loss) per Unit	$1.36	$69.68	$.40	$(9.50)	$11.25
Outstanding weighted Units	21,810	21,932	21,952	21,955	21,990

The Partnership does not have “fixed charges” within the meaning of Item 503(d) of SEC Regulation S-K. Accordingly, no ratio of earnings to fixed charges is presented herein.

MANAGEMENT

The MGP is a California corporation. Since its formation in 1971, the principal business of the MGP has been providing investments in affordable housing. The directors of the MGP are Wilfred N. Cooper, Sr., Wilfred N. Cooper, Jr., Kay L. Cooper and Jennifer E. Cooper. The executive officers of the MGP are set forth in the chart that follows. The business address of each such person is 17782 Sky Park Circle, Irvine, CA 92614, and the business telephone number of each such person is 1-714-662-5565. Each director and executive officer of the MGP is a citizen of the United States. Neither the Partnership, the MGP, nor any director or executive officer of the MGP, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanor) during the past five years. Neither the Partnership, the MGP, nor any director or executive officer of the MGP has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Wilfred N. Cooper, Sr.	Chairman
Wilfred N. Cooper, Jr.	President, Chief Executive Officer and Secretary
Michael J. Gaber	Executive Vice President and Chief Operating Officer
David N. Shafer, Esq.	Executive Vice President
Melanie R. Wenk, CPA	Senior Vice President – Chief Financial Officer
Darrick Metz	Senior Vice President – Originations
Christine A. Cormier	Senior Vice President – Investor Relations
Anand Kannan	Senior Vice President – Development
Gregory S. Hand	Senior Vice President – Underwriting
Anil Advani	Senior Vice President – Private Label Funds

Wilfred N. Cooper, Sr. is the founder and Chairman of the Board of Directors of WNC & Associates, Inc., a Director of WNC Capital Corporation, and a general partner in some of the partnerships previously sponsored by WNC & Associates, Inc. Mr. Cooper has been actively involved in the affordable housing industry since 1968. Previously, during 1970 and 1971, he was founder and a principal of Creative Equity Development Corporation, a predecessor of WNC & Associates, Inc., and of Creative Equity Corporation, a real estate investment firm.

Wilfred N. Cooper, Jr. is President, Chief Executive Officer, Secretary, a Director, and a member of the Investment Committee, of WNC & Associates, Inc. He is President and a Director of, and a registered principal with, WNC Capital Corporation. He has been involved in real estate investment and acquisition activities since 1988 when he joined WNC & Associates, Inc.

Michael J. Gaber is an Executive Vice President, Chief Operating Officer, chair of the Investment Committee, and oversees the Property Acquisition and Investment Management groups, of WNC & Associates, Inc. Mr. Gaber has been involved in real estate acquisition, valuation and investment activities since 1989 and has been associated with WNC & Associates, Inc. since 1997. Prior to joining WNC & Associates, Inc., he was involved in the valuation and classification of major assets, restructuring of debt and analysis of real estate taxes with a large financial institution.

David N. Shafer is an Executive Vice President, a member of the Investment Committee, and oversees the New Markets Tax Credit group, of WNC & Associates, Inc. He is also a registered representative with WNC Capital Corporation. Mr. Shafer has been active in the real estate industry since 1984. Before joining WNC & Associates, Inc. in 1990, he was engaged as an attorney in the private practice of law with a specialty in real estate and taxation.

Melanie R. Wenk is Senior Vice President – Chief Financial Officer of WNC & Associates, Inc. She oversees WNC’s corporate and partnership accounting group, which is responsible for SEC reporting and New Markets Tax Credit compliance. Prior to joining WNC in 2003, Ms. Wenk was associated as a public accountant.

Darrick Metz is Senior Vice President – Originations of WNC & Associates, Inc. He has been involved in multifamily property underwriting, acquisition and investment activities since 1991. Prior to joining WNC in 1999, he was employed by a Minnesota development company specializing in tax credit and market rate multifamily projects.

Christine A. Cormier is Senior Vice President – Investor Relations of WNC & Associates, Inc. and oversees multi-investor fund equity raising and closings as well as the marketing group. She is a registered representative with WNC Capital Corporation. Ms. Cormier has been active in the real estate industry since 1985. Prior to joining WNC in 2008, Ms. Cormier was with another major tax credit syndicator for over 12 years where she was the Managing Director of investor relations.

Anand Kannan is Senior Vice President – Development of WNC & Associates, Inc. and President of Community Preservation Partners, LLC. Prior to joining WNC in 2011, Mr. Kannan served as Associate Director at Vitus Group (previously Pacific Housing Advisors, Inc.), where he developed or consulted on affordable housing projects across the country.

Gregory S. Hand is Senior Vice President – Underwriting of WNC & Associates, Inc. and oversees its property underwriting activities. Mr. Hand has been involved in real estate analysis, development and management since 1987. Prior to joining WNC in 1998, he was a portfolio asset manager with a national tax credit sponsor with responsibility for the management of $200 million in assets.

Anil Advani is Senior Vice President – Private Label Funds of WNC & Associates, Inc. He oversees all activities pertaining to private label funds, including structuring, originations, underwriting and acquisitions. Mr. Advani has 16 years of experience in affordable housing. Prior to joining WNC in 2011 and rejoining WNC in 2013, he worked for major tax credit syndicators where he was involved in the originations, structuring, and placement to institutional investors of local limited partnership investments. Prior to that, he was associated with a major accounting firm performing due diligence reviews of tax credit investments on behalf of institutional investors.

Kay L. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

Jennifer E. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

The MGP and its affiliates are entitled under the Partnership LPA to certain compensation and other economic benefits, as summarized below.

Compensation for Services. For services rendered by the MGP or an affiliate of the MGP in connection with the administration of the affairs of the Partnership, the MGP or any such affiliate may receive an annual asset management fee equal to the greater of (i)$2,000 for each Apartment Complex, or (ii) 0.275% of gross proceeds.  In either case, the fee will be decreased or increased annually based on changes to the Consumer Price Index.  However, in no event will the maximum amount exceed 0.2% of the Partnership’s “Invested Assets” in the Local Limited Partnerships, which include the Partnership’s allocable share of the mortgages.  The asset management fee is payable with respect to the previous calendar quarter on the first day of each calendar quarter during the year. Accrued but unpaid asset management fees for any year are deferred without interest and are payable in subsequent years from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any capital reserves then determined by the MGP to no longer be necessary to be retained by the Partnership, or from the proceeds of a sale or refinancing of Partnership assets. Asset management fees of approximately $14,000 and $33,000 were incurred during the years ended March 31, 2015 and 2014, respectively. The Partnership paid approximately $30,000 and $209,000 of accrued fees during the years ended March 31, 2015 and 2014, respectively.

Operating Expenses. Reimbursement to the MGP or an affiliate of operating cash expenses is subject to specific restrictions in the Partnership LPA. The unpaid operating expenses reimbursable to the MGP or affiliates were approximately $12,000 and $24,000 for the years ended March 31, 2015 and 2014, respectively. The Partnership reimbursed operating expenses of approximately $85,000 and $262,000 during the years ended March 31, 2015 and 2014, respectively.

Interest in Partnership. The MGP receives 1% of the Partnership’s operating income or losses, gain or loss from the sale of property and operating cash distributions. There were no distributions of operating cash to the MGP during the years ended March 31, 2015 and 2014. The MGP has an interest in sale or refinancing proceeds as follows: after the Limited Partners have received a return of their capital, and a return thereon, the MGP may receive an amount equal to its capital contribution, less any prior distribution of such proceeds, and then the MGP may receive 10% and the Limited Partners 90% of any remaining proceeds. There were no such distributions during the years ended March 31, 2015 and 2014.

OTHER MATTERS

The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission. Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C., 20549, at prescribed rates. Such materials may also be accessed on the Internet through the SEC’s address at http://www.sec.gov, and are available in paper form to Limited Partners without charge upon written request to Investor Services, 17782 Sky Park Circle, Irvine, California 92614.

In connection with the winding up, Dissolution and Termination of the Partnership, the MGP shall cause to be executed and timely filed (i) with the California Secretary of State, a Certificate of Cancellation canceling the Partnership’s Certificate of Limited Partnership; (ii) with the Internal Revenue Service, all returns, reports, documents, certificates and other information required under the Internal Revenue Code of 1986, as amended, or applicable Treasury Department rules or regulations; (iii) with the appropriate authorities in any other tax jurisdiction, all returns, reports, documents, certificates and other information required under the laws of such jurisdictions; (iv) with the Securities and Exchange Commission, any reports required under the Securities Exchange Act of 1934, as amended, including a Form 15 terminating the registration of the Partnership under the Exchange Act; and (v) all reports required to be delivered to the Limited Partners in accordance with the Partnership LPA.

No persons have been authorized to give any information or to make any representations other than as contained in this Consent Solicitation Statement in connection with the Proposal and, if given or made, such information or representations must not be relied upon as having been authorized by the Partnership. This Consent Solicitation Statement does not constitute the solicitation of a consent by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation. The delivery of this Consent Solicitation Statement shall not under any circumstances create an implication that there has been any change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.

The materials in each Annex refer to the MGP as the “General Partner,” and the Apartment Complexes as the “Housing Complexes.” “Compliance Period” for a Housing Complex means the 15-year federal tax credit compliance period.

ANNEX A
PROPERTIES

Through its investments in Local Limited Partnerships, the Partnership holds indirect ownership interests in the Housing Complexes.  The following table reflects the status of the seven Housing Complexes for which the Partnership had ownership during the fiscal year ended March 31, 2015, as of the dates or for the periods indicated:

			As of March 31, 2015		As of December 31, 2014
Local Limited Partnership Name	Location	General Partner Name	Partnership’s Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Number of Units	Estimated Aggregate Low Income Housing Tax Credits	Mortgage Balances of Local Limited Partnerships

Belen Vista Associates Limited Partnership (2)	Belen, New Mexico	Monarch Properties, Inc. and Low Income Housing Foundation of NM	$416,000	$416,000	57	$714,000	$1,431,000

Bolivar Plaza Apartments, LP (1)	Bolivar, Missouri	MBL Development Co.	N/A	N/A	32	1,658,000	323,000

Wynwood Place, Limited Partnership	Raleigh, North Carolina	Greystone Affordable Housing	534,000	534,000	24	780,000	377,000

			$950,000	$950,000	113	$3,152,000	$2,131,000

(1)	The Local Limited Partnership Interest was sold subsequent to December 31, 2014 but prior to March 31, 2015.

(2) The Local Limited Partnership was sold subsequent to March 31, 2105.
.

	For the year ended December 31, 2014
Local Limited Partnership Name	Rental Income	Net Loss	Low Income Housing Tax Credits Allocated to Partnership

Belen Vista Associates Limited Partnership (2)	$478,000	$(40,000)	N/A

Bolivar Plaza Apartments, L.P. (1)	116,000	(46,000)	N/A

Wynwood Place, Limited Partnership	147,000	(37,000)	N/A

	$741,000	$(123,000)

(1) The Local Limited Partnership was sold subsequent to December 31, 2014 but prior to March 31, 2015.

(2) The Local Limited Partnership was sold subsequent to March 31, 2015.

N/A-All of the Low Income Housing Tax Credits have been allocated to the Partnership and there are no future Low Income Housing Tax Credits expected to be received.

\
		Occupancy Rates
		As of December 31,
Local Limited Partnership Name	Location	General Partner Name	2014	2013	2012	2011	2010

Ashford Place, a Limited Partnership	Shawnee, Oklahoma	WNC Oklahoma, LLC	N/A	88%	93%	54%	82%

Belen Vista Associates Limited Partnership	Belen, New Mexico	Monarch Properties, Inc. and Low Income Housing Foundation of NM	88%	93%	100%	100%	100%

Blessed Rock of El Monte, a CA Limited Partnership	El Monte, California	Everland, Inc.	N/A	N/A	100%	100%	100%

Bolivar Plaza Apartments, LP	Bolivar, Missouri	MBL Development Co.	100%	100%	100%	100%	100%

Cleveland Apartments L.P.	Coffeyville, Kansas	Williams Management and Consulting, Inc. and Eastern Housing Corp.	N/A	96%	83%	85%	90%

Crescent City Apartments, a California Limited Partnership	Crescent City, California	Crescent City Surf, Inc.	N/A	N/A	100%	100%	91%

D. Hilltop Apartments Ltd.	Prairie View, Texas	Donald W. Sowell	N/A	N/A	N/A	96%	83%

Greyhound Associates I, L.P.	Windsor, Missouri	WCM Community Development Corp.	N/A	N/A	88%	71%	67%

Lamar Plaza Apts., L.P.	Lamar, Missouri	MBL Development Co.	N/A	N/A	N/A	N/A	N/A

			Occupancy Rates
			As of December 31,
Local Limited Partnership Name	Location	General Partner Name	2014	2013	2012	2011	2010

Mesa Verde Apartments Limited Partnership	Roswell, New Mexico	Shelter Resource Corporation	N/A	N/A	N/A	N/A	N/A

Mountain Vista Associates Limited Partnership	Los Alamos, New Mexico	Monarch Properties, Inc. and Low Income Housing Foundation of NM	N/A	83%	94%	92%	91%

North Central Limited Partnership	New York, New York	City and Suburban Development Corp.	N/A	N/A	N/A	N/A	100%

Woodland, Ltd.	Marion, Alabama	ACHR Corp.	N/A	N/A	90%	95%	100%

Wynwood Place, Limited Partnership	Raleigh, North Carolina	Greystone Affordable Housing	100%	88%	83%	88%	96%
			94%	91%	95%	88%	93%

ANNEX B - ANNUAL FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

With the exception of the discussion regarding historical information, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other discussions elsewhere in this consent solicitation statement contain forward looking statements.  Such statements are based on current expectations subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied.  Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

Risks and uncertainties inherent in forward looking statements include, but are not limited to, the Partnership’s future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the Low Income Housing Tax Credits property market and the economy in general, changes in law rules and regulations, and  legal proceedings.  Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by cautionary statements in this consent solicitation statement and in reports filed with the SEC.  The following discussion should be read in conjunction with the financial statements and the notes thereto included elsewhere in this filing.

Critical Accounting Policies and Certain Risks and Uncertainties

The Partnership believes that the following discussion addresses the Partnership’s most significant accounting policies, which are the most critical to aid in fully understanding and evaluating the Partnership’s reported financial results, and certain of the Partnership’s risks and uncertainties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Method of Accounting for Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable.  Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the product of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership.  If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and were being amortized over 27.5 years. (See Notes 2 and 3 to the financial statements.)

"Equity in losses of Local Limited Partnerships" for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

Distributions received from the Local Limited Partnerships are accounted for as a reduction of the investment balance.  Distributions received after the investment has reached zero are recognized as distribution income.  As of March 31, 2015 and 2014 all investments have reached zero.

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership's interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership's balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership's exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2011 remain open.

Impact of Recent Accounting Pronouncements

In January 2014, the FASB issued an amendment to the accounting and disclosure requirements for investments in qualified affordable housing projects. The amendments provide guidance on accounting for investments by a reporting entity in flow-through limited liability entities that manage or invest in affordable housing projects that qualify for the low-income housing tax credit. The amendments permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received, and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments are effective for interim and annual periods beginning after December 15, 2014 and should be applied retrospectively to all periods presented. Early adoption is permitted. The adoption of this update is not expected to materially affect the Partnership's financial statements.

In February 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”. This will improve certain areas of consolidation guidance for reporting organizations that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations and securitization structures. ASU 2015-02 simplifies and improves GAAP by: eliminating the presumption that a general partner should consolidate a limited partnership, eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model) and clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs. ASU 2015-02 will be effective for periods beginning after December 15, 2015. The Partnership is currently evaluating the potential impact of the adoption of this guidance on its financial statements.

Certain Risks and Uncertainties

To date, certain Local Limited Partnerships have incurred significant operating losses and have working capital deficiencies.  In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partners may be required to sustain the operations of such Local Limited Partnerships.  If additional capital contributions are not made when they are required, the Partnership’s investment in certain of such Local Limited Partnerships could be lost, and the loss and recapture of the related Low Income Housing Tax Credits could occur.

Financial Condition

The Partnership’s assets at March 31, 2015 consisted of $1,306,000 in cash and cash equivalents and other assets of $1,000.  Liabilities at March 31, 2015 consisted of $12,000 of accrued fees and advances due to General Partner and/or its affiliates, (See “Future Contractual Cash Obligations” below) and prepaid disposition proceeds of $30,000.

Results of Operations

Year Ended March 31, 2015 Compared to Year Ended March 31, 2014  The Partnership’s net income for the year ended March 31, 2015 was $30,000, reflecting a decrease of $1,514,000 from the net income experienced for the year ended March 31, 2014 of $1,544,000. The decrease in net income was largely due to a decrease of gain on sale of Local Limited Partnerships of $1,794,000 for the year ended March 31, 2015.  The gain recorded by the Partnership can vary depending on the sales prices and values of the Housing Complexes being sold along with the number sold each year. There was a decrease in impairment loss of $101,000 during the year ended March 31, 2015 compared to the year ended March 31, 2014. The investments and intangibles were fully amortized or impaired as of March 31, 2014, therefore, no future impairment expected.  During the year ended March 31, 2015 there were no advances made to Local Limited Partnerships compared to $37,000 advanced and reserved for in full during the year ended March 31, 2014. The advances made to the troubled Local Limited Partnerships can vary each year depending on the operations of the individual Local Limited Partnerships.  The accounting and legal fees decreased by $160,000 for the year ended March 31, 2015 compared to the year ended March 31, 2014 due to the timing of the accounting work performed. The Partnership was past due on multiple annual and quarterly filings. The Partnership is now current on all filings. Write-off of other assets decreased by $6,000 during the year ended March 31, 2015.
Capitalized costs from potential disposition of Local Limited Partnerships were expensed due to the length of time it has taken to dispose of the properties. Reporting fees decreased by $51,000 and distribution income decreased by $7,000 for the year ended March 31, 2015 due to the fact that Local Limited Partnerships pay the reporting fees and distribution income to the Partnership when the Local Limited Partnerships’ cash flows will allow for the payment. The asset management fees decreased by $19,000 for the year ended March 31, 2015 due to the fact that the asset management fee is calculated on the Invested Assets of the Local Limited Partnerships, which decreased due to the sales of the Local Limited Partnerships. Amortization decreased by $2,000 for the year ended March 31, 2015 due to the fact that intangibles were fully impaired during the year ended March 31, 2014, thereby decreasing amortization expense. Other expenses decreased by $14,000 for the year ended March 31, 2015 due to a decrease in expenses related to the filing of multiple past due annual and quarter reports.

Year Ended March 31, 2014 Compared to Year Ended March 31, 2013  The Partnership’s net income for the year ended March 31, 2014 was $1,544,000, reflecting an increase of $1,535,000 from the net income experienced for the year ended March 31, 2013 of $9,000. That increase in net income was largely due to an increase of gain on sale of Local Limited Partnerships of $1,876,000 for the year ended March 31, 2014. The gain recorded by the Partnership can vary depending on the sales prices and values of the Housing Complexes being sold along with the number sold each year. There was an increase in impairment loss of $101,000 during the year ended March 31, 2014 compared to the year ended March 31, 2013. The impairment loss can vary each year depending on the current estimated residual value of the investments compared to the current carrying value of each of the investments.  During the year ended March 31, 2014 there were advances of $37,000 made to Local Limited Partnerships which were reserved for in full compared to $2,000 advanced and reserved for during the year ended March 31, 2013. The advances made to the troubled Local Limited Partnerships can vary each year depending on the operations of the individual Local Limited Partnerships.  The accounting and legal fees increased by $200,000 for the year ended March 31, 2014 compared to the year ended March 31, 2013 due to the timing of the accounting work performed. The Partnership was past due on multiple annual and quarterly filings. The Partnership is now current on all filings The write-off of other assets increased by $9,000 during the year ended March 31, 2014. Capitalized costs from potential disposition of Local Limited Partnerships were expensed due to the length of time it has taken to dispose of the properties. Reporting fees increased by $45,000 and distribution income decreased by $10,000 for the year ended March 31, 2014 due to the fact that Local Limited Partnerships pay the reporting fees and distribution income to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment. There was a $38,000 decrease of equity in income of Local Limited Partnerships for the year ended March 31, 2014. The equity in income can vary each year depending on the operations of each of the Local Limited Partnerships. The asset management fees decreased by $17,000 for the year ended March 31, 2014 due to the fact that the asset management fee is calculated on the Invested Assets of the Local Limited Partnerships, which decreased due to the sales of the Local Limited Partnerships. The amortization decreased by $5,000 for the year ended march 31, 2014 due to the fact that intangibles were fully impaired during the year, thereby decreasing amortization expense.

Liquidity and Capital Resources

Year Ended March 31, 2015 Compared to Year Ended March 31, 2014   The net increase in cash and cash equivalents during the year ended March 31, 2015 was $51,000 compared to a net increase in cash and cash equivalents for the year ended March 31, 2014 of $958,000. During the year ended March 31, 2015, the Partnership paid $30,000 of accrued asset management fees compared to $209,000 during the year ended March 31, 2014.  During the year ended March 31, 2015 the Partnership reimbursed the General Partner or an affiliate $85,000 for operating expenses paid on its behalf compared to $262,000 paid during the year ended March 31, 2014. The accrued asset management fees and reimbursement of operating expenses are paid after management reviews the cash position of the Partnership.  The Partnership also collected $51,000 less in reporting fees and $7,000 less in distributions for the year ended March 31, 2015 compared to the year ended March 31, 2014 due to the fact that Local Limited Partnerships pay the reporting fees and distributions to the Partnership when the Local Limited Partnerships’ cash flows will allow for the payment.  The Partnership made no advances to troubled Local Limited Partnerships during the year ended March 31, 2015 compared to $37,000 advanced during the year ended March 31, 2014 as discussed above.  During the year ended March 31, 2015 the Partnership received $30,000 in prepaid disposition proceeds compared to $5,000 collected during the year ended March 31, 2014. The cash represented deposits for dispositions that were anticipated to close subsequent to the respective year ends. During the year ended March 31, 2015 the Partnership received $98,000 in net proceeds from the disposition of Local Limited Partnerships compared to $2,180,000 during the year ended March 31, 2014. The gain on sale of Local Limited partnerships will vary from period to period, depending on the number of Housing Complexes that have been identified for disposition, the values of such Housing Complexes and the closing dates of transactions. The Partnership made $786,000 of payments from disposition proceeds to the General Partner for advances previously forgiven during the year ended March 31, 2014. During the year ended March 31, 2015, the Partnership made no capital contribution payments to the Local Limited Partnerships compared to $34,000 in contributions made during the year ended March 31, 2014. Capital contributions are paid when the Local Limited Partnership reaches certain benchmarks.

Year Ended March 31, 2014 Compared to Year Ended March 31, 2013   The net increase in cash during the year ended March 31, 2014 was $958,000 compared to a net increase in cash for the year ended March 31, 2013 of $276,000. During the year ended March 31, 2014, the Partnership paid $209,000 of accrued asset management fees compared to none during the year ended March 31, 2013.  During the year ended March 31, 2014 the Partnership reimbursed the General Partner or an affiliate $262,000 for operating expenses paid on its behalf compared to $47,000 paid during the year ended March 31, 2013.  The accrued asset management fees and reimbursement of operating expenses are paid after management reviews the cash position of the Partnership.  The Partnership also collected $45,000 more in reporting fees and $10,000 less in distributions for the year ended March 31, 2014 compared to the year ended March 31, 2012 due to the fact that Local Limited Partnerships pay the reporting fees and distributions to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment.  The Partnership advanced $37,000 to troubled Local Limited Partnerships during the year ended March 31, 2014 compared to $2,000 advanced during the year ended March 31, 2013 as discussed above.  During the year ended March 31, 2014 the Partnership received $5,000 in prepaid disposition proceeds compared to $260,000 collected during the year ended March 31, 2013.  The cash represented deposits for dispositions that were anticipated to close subsequent to the respective year ends. During the year ended March 31, 2014 the Partnership received $2,180,000 in net proceeds from the disposition of Local Limited Partnerships compared to $17,000 during the year ended March 31, 2013. The gain on sale of Local Limited partnerships will vary from period to period, depending on the number of Housing Complexes that have been identified for disposition, the values of such Housing Complexes and the closing dates of transactions. The Partnership also paid $786,000 of disposition proceeds to the General partner for advances previously forgiven. During the year ended March 31, 2014, the Partnership made $34,000 in capital contributions to a Local Limited Partnership compared to no contribution made during the year ended March 31, 2014. Capital contributions are paid when the Local Limited Partnership reaches certain benchmarks.

Partnership’s Future Contractual Cash Obligations

The following table summarizes the Partnership’s future contractual cash obligations as of March 31, 2015:

	2016	2017	2018	2019	2020	Thereafter	Total

Asset management fees(1)	$18,560	$6,238	$6,238	$6,238	$6,238	$187,140	$230,652
Total contractual cash obligations	$18,560	$6,238	$6,238	$6,238	$6,238	$187,140	$230,652

(1)
Asset management fees are payable annually until termination of the Partnership, which is to occur no later than 2050. The estimate of the fees payable included herein assumes the retention of the Partnership’s interest in all Housing Complexes owned at March 31, 2015. Amounts due to the General Partner as of March 31, 2015 have been included in the 2016 column. The General Partner does not anticipate that these fees will be paid until such time as capital reserves are in excess of the aggregate of the existing contractual obligations and the anticipated future foreseeable obligations of the Partnership.

For additional information regarding our asset management fees and payables to Local Limited Partnerships, see Notes 2, 3 and 5 to the financial statements included elsewhere herein.

Off-Balance Sheet Arrangements

The Partnership has no off-balance sheet arrangements.

Impact of New Accounting Pronouncements

See footnote 1 to the audited financial statements.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
WNC Housing Tax Credit Fund V, L.P., Series 4

We have audited the accompanying balance sheets of WNC Housing Tax Credit Fund V, L.P., Series 4 (the "Partnership") as of March 31, 2015 and 2014, and the related statements of operations, partners’ equity (deficit), and cash flows for each of the years in the three-year period ended March 31, 2015. The Partnership’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain Local Limited Partnerships which investments represent $0, $0 and $38,185 of the total Partnership income (loss) for the years ended March 31, 2015, 2014 and 2013, respectively. Those statements were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it related to these Local Limited Partnerships, is based solely on the reports of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund V, L.P., Series 4 as of March 31, 2015 and 2014 and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed under Item 15(a)(2) in the index related to each of the years in the three-year period ended March 31, 2015 is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied to the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial statement data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ CohnReznick LLP
Bethesda, Maryland
June 17, 2015

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

BALANCE SHEETS

March 31, 2015 and 2014

	March 31,

	2015	2014
ASSETS
Cash and cash equivalents	$1,305,542	$1,254,665
Other assets	1,100	24,805
Due from affiliates, net (Note 5)	-	-
Investments in Local Limited Partnerships, net (Notes 2 and 3)	-	-

Total Assets	$1,306,642	$1,279,470

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)

Liabilities:
Accrued fees and advances due to General Partner and affiliates (Note 3)	$12,322	$40,233
Prepaid disposition proceeds	30,000	4,950

Total Liabilities	42,322	45,183

Partners’ Equity (Deficit)
General Partner	(672,179)	(672,479)
Limited Partners (25,000 Partnership Units authorized; 21,810 and 21,932 Partnership Units issued and outstanding, respectively)	1,936,499	1,906,766

Total Partners’ Equity (Deficit)	1,264,320	1,234,287

Total Liabilities and Partners’ Equity (Deficit)	$1,306,642	$1,279,470

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

STATEMENTS OF OPERATIONS

For the Years Ended March 31, 2015, 2014 and 2013

	For the Years Ended March 31,
	2015	2014	2013

Operating income: Reporting fees	$-	$51,197	$6,000
Distribution income	12,092	18,786	29,216
Total operating income	12,092	69,983	35,216

Operating expenses and loss:
Amortization (Notes 2 and 3)	-	1,800	7,200
Asset management fees (Note 3)	14,170	33,153	50,149
Impairment loss (Note 2)	-	100,779	-
Accounting and legal fees	51,661	211,476	11,401
Write off of other assets	3,281	9,000	-
Write off of advances to Local Limited Partnerships (Note 5)	-	36,993	2,088
Other	12,201	26,320	10,644
Total operating expenses and loss	81,313	419,521	81,482

Loss from operations	(69,221)	(349,538)	(46,266)

Equity in income of Local Limited Partnerships (Note 2)	-	-	38,184
Gain on sale of Local Limited Partnerships (Note 2)	98,385	1,892,595	16,953
Interest income	869	610	35

Net income	$30,033	$1,543,667	$8,906

Net income allocated to:
General Partner	$300	$15,437	$89
Limited Partners	$29,733	$1,528,230	$8,817

Net income per Partnership Unit	$1.36	$69.98	$.40

Outstanding weighted Partnership Units	21,810	21,932	21,952

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

STATEMENTS OF PARTNERS’ EQUITY (DEFICIT)

For the Years Ended March 31, 2015, 2014 and 2013

	General Partner	Limited Partners	Total

Partners’ equity at March 31, 2012	$42,162	$369,719	$411,881

Net income	89	8,817	8,906

Contributions (Note 6)	55,483	-	55,483

Partners’ equity at March 31, 2013	97,734	378,536	476,270

Net income	15,437	1,528,230	1,543,667

Return of capital (Note 7)	(785,650)	-	(785,650)

Partners’ equity (deficit) at March 31, 2014	(672,479)	1,906,766	1,234,287

Net income	300	29,733	30,033

Partners’ equity (deficit) at March 31, 2015	$(672,179)	$1,936,499	$1,264,320

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

STATEMENTS OF CASH FLOWS

For the Years Ended March 31, 2015, 2014 and 2013

	For The Years Ended March 31,
	2015	2014	2013

Cash flows from operating activities: Net income	$30,033	$1,543,667	$8,906
Adjustments to reconcile net income to net cash used in operating activities:
Amortization	-	1,800	7,200
Impairment loss	-	100,779	-
Equity in income of Local Limited Partnerships	-	-	(38,184)
Write off of advances to Local Limited Partnerships	-	36,993	2,088
(Increase) decrease in other assets	23,705	(7,030)	(17,775)
Increase (decrease) in accrued fees and expenses due to General Partner and affiliates	(27,911)	(154,751)	46,335
Gain on sale of Local Limited Partnerships	(98,385)	(1,892,595)	(16,953)

Net cash used in operating activities	(72,558)	(371,137)	(8,383)

Cash flows from investing activities:
Contributions to Local Limited Partnerships	-	(33,810)	-
Distributions from Local Limited Partnerships	-	-	9,851
Advances to Local Limited Partnerships	-	(36,993)	(2,088)
Net prepaid disposition proceeds	25,050	4,950	260,000
Net proceeds from sale of Local Limited Partnerships	98,385	2,180,484	16,953

Net cash provided by investing activities	123,435	2,114,631	284,716

Cash flows from financing activities:
Return of capital	-	(785,650)	-
Net cash used in financing activities	-	(785,650)	-

Net increase in cash and cash equivalents	50,877	957,844	276,333

Cash and cash equivalents, beginning of year	1,254,665	296,821	20,488

Cash and cash equivalents, end of year	$1,305,542	$1,254,665	$296,821

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Taxes paid	$800	$800	$800

NONCASH INVESTING AND FINANCING ACTIVITIES:
Advances made to the Partnership by the General Partner in prior years were converted to General Partner equity	$-	$-	$55,483

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC Housing Tax Credit Fund V, L.P., Series 4 (the “Partnership”) is a California Limited Partnership formed under the laws of the State of California on July 26, 1995, and commenced operations on July 1, 1996. The Partnership was formed to acquire limited partnership interests in other limited partnerships ("Local Limited Partnerships") which own multi-family or senior housing complexes (“Housing Complexes”) that are eligible for Federal low income housing tax credits (“Low Income Housing Tax Credits”).  The local general partners (the “Local General Partners”) of each Local Limited Partnership retain responsibility for maintaining, operating and managing the Housing Complex. Each Local Limited Partnership is governed by its agreement of limited partnership (the “Local Limited Partnership Agreement”).

The general partner of the Partnership is WNC & Associates, Inc. (the “General Partner” or “Associates”).  The chairman and the president of Associates owns all of the outstanding stock of Associates. The business of the Partnership is conducted primarily through the General Partner, as the Partnership has no employees of its own.

The Partnership shall continue in full force and effect until December 31, 2050 unless terminated prior to that date pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The partnership agreement authorized the sale of up to 25,000 units of limited partnership interest (“Partnership Units”) at $1,000 per Partnership Unit.  The offering of Partnership Units had concluded in July 11, 1997, at which time 22,000 Partnership Units, representing subscriptions in the amount of $21,914,830, net of discounts of $79,550 for volume purchases and $5,620 for dealer discounts, had been accepted.  As of March 31, 2015 and 2014, a total 21,810 and 21,932 Partnership Units, respectively, remain outstanding. The General Partner has a 1% interest in operating profits and losses, taxable income and losses, cash available for distribution from the Partnership and Low Income Housing Tax Credits of the Partnership.  The investors (the “Limited Partners”) in the Partnership will be allocated the remaining 99% of these items in proportion to their respective investments.

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement.  Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement.  The sale of a Housing Complex may be subject to other restrictions and obligations.  Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex.  Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership.  Should such distributions occur, the Limited Partners will be entitled to receive distributions from the proceeds remaining after payment of Partnership obligations and funding reserves, equal to their capital contributions and their return on investment (as defined in the Partnership Agreement).  The General Partners would then be entitled to receive proceeds equal to their capital contributions from the remainder.  Any additional sale or refinancing proceeds will be distributed 99% to the Limited Partners (in proportion to their respective investments) and 1% to the General Partner.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Risks and Uncertainties

An investment in the Partnership and the Partnership’s investments in Local Limited Partnerships and their Housing Complexes are subject to risks.  These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership’s investments.  Some of those risks include the following:

The Low Income Housing Tax Credits rules are extremely complicated. Noncompliance with these rules results in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a price which would result in the Partnership realizing cash distributions or proceeds from the transaction.  Accordingly, the Partnership may be unable to distribute any cash to its Limited Partners. Low Income Housing Tax Credits may be the only benefit from an investment in the Partnership.

The Partnership has invested in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership’s ability to satisfy its investment objectives.  Each Housing Complex is subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years (the “Compliance Period”), the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of prior Low Income Housing Tax Credits, and a loss of the Partnership’s investment in the Housing Complex would occur. The Partnership is a limited partner or non-managing member of each Local Limited Partnership. Accordingly, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership’s investments in Local Limited Partnerships, nor the Local Limited Partnerships’ investments in Housing Complexes, are readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations.  Uninsured casualties could result in loss of property and Low Income Housing Tax Credits and recapture of Low Income Housing Tax Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar properties, and neighborhood conditions, among others.

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to the Limited Partners could be reduced if the IRS were successful in such a challenge.  The alternative minimum tax could reduce tax benefits from an investment in the Partnership.  Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

All of the Low Income Housing Tax Credits anticipated to be realized from the Local Limited Partnerships have been realized. The Partnership does not anticipate being allocated any Low Income Housing Tax Credits from the Local Limited Partnerships in the future.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

No trading market for the Partnership Units exists or is expected to develop. Limited Partners may be unable to sell their Partnership Units except at a discount and should consider their Partnership Units to be a long-term investment. Individual Limited Partners will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

Exit Strategy

The Compliance Period for a Housing Complex is generally 15 years following construction or rehabilitation completion. Associates was one of the first in the industry to offer syndicated investments in Low Income Housing Tax Credits.  The initial programs have completed their Compliance Periods.

Upon the sale of a Local Limited Partnership Interest or Housing Complex after the end of the Compliance Period, there would be no recapture of Low Income Housing Tax Credits. All remaining Local Limited partnerships have completed their 15-year Compliance Periods.

With that in mind, the General Partner is continuing its review of the Housing Complexes.  The review considers many factors, including extended use requirements (such as those due to mortgage restrictions or state compliance agreements), the condition of the Housing Complexes, and the tax consequences to the Limited Partners from the sale of the Housing Complexes.

Upon identifying those Housing Complexes with the highest potential for a successful sale, refinancing or re-syndication, the Partnership expects to proceed with efforts to liquidate them. The objective is to maximize the Limited Partners’ return wherever possible and, ultimately, to wind down the Partnership as Low Income Housing Tax Credits are no longer available. Local Limited Partnership Interests may be disposed of any time by the General Partner in its discretion.  While liquidation of the Housing Complexes continues to be evaluated, the dissolution of the Partnership was not imminent as of March 31, 2015.

Upon management of the Partnership identifying a Local Limited Partnership for disposition, costs incurred by the Partnership in preparation for the disposition are deferred. Upon the sale of the Local Limited Partnership, the Partnership nets the costs that had been deferred against the proceeds from the sale in determining the gain or loss on sale of the Local Limited Partnership. Deferred disposition costs are included in other assets on the balance sheets.

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement.  Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement. The sale of a Housing Complex may be subject to other restrictions and obligations.  Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex.  Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership, as the proceeds first would be used to pay Partnership obligations and funding of reserves.

As of March 31, 2014, the Housing Complexes of Mesa Verde Apartments, L.P, The North Central Limited Partnership and Blessed Rock of El Monte, a CA Partnership had been sold. The Partnership also sold its Local Limited Partnership Interests in Lamar Plaza Apartments, LP, D. Hilltop Apartments, Ltd, Woodland, Ltd., Greyhound Associates I, L.P., Crescent City Apartment, a California Limited Partnership and Cleveland Apartments, L.P.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

During the year ended March 31, 2015, the Housing Complex of Ashford Place Limited Partnership (“Ashford”) was sold, resulting in the termination of the Partnership’s interest in the Local Limited Partnership. The investment balance was zero at the time of sale. Ashford was appraised for $2,560,000 and had a mortgage note balance of $1,781,000 as of December 31, 2013. Ashford had filed for bankruptcy and the property was disposed of under the supervision of the bankruptcy court. Through the bankruptcy sale, the purchaser paid off the full amount of the first mortgage to Fannie Mae in the amount of approximately $1,745,000 and there were no cash proceeds after payment of unsecured claims and administrative costs of the bankruptcy. All remaining encumbrances of debt were transferred with the disposition. The Compliance Period has been completed therefore there is no risk of recapture and investor approval was not required. The Partnership incurred approximately $27,990 in sale related expenses which were recorded as a loss on sale. As of March 31, 2014, $4,950 was received by the Partnership for its interest in Ashford as prepaid disposition proceeds. During the year ended March 31, 2015, the original plan to sell the interest in Ashford was cancelled as the underlying Housing Complex was sold instead and the prepaid disposition proceeds were returned to the original purchaser.

During the year ended March 31, 2015, the Partnership sold its Local Limited Partnership interest in Mountain Vista Associates Limited Partnership (“Mountain Vista”). Mountain Vista was appraised for $905,000 and had a mortgage balance of $1,353,000 as of December 31, 2013. The Partnership received $30,001 in cash proceeds which was placed in the Partnership’s reserves for future operating expenses. The sales related expenses were $875 resulting in a gain on sale of $29,125. The investment balance was zero at the time of the sale of the Local Limited Partnership. The Compliance Period has been completed therefore there is no risk of recapture and investor approval was not required.

During the year ended March 31, 2015, the Partnership sold its Local Limited Partnership interest in Bolivar Plaza. Bolivar was appraised for $470,000 and had a mortgage balance of $323,000 as of December 31, 2014. The Partnership received $100,000 in cash proceeds with $8,793 used to pay accrued asset management fees, $26,519 to reimburse the General Partner or affiliates for advances paid on the behalf of the Partnership, and $64,688 was placed in the Partnership’s reserves for future operating expenses. The sales related expenses were $2,750 resulting in a gain on sale of $97,250. The investment balance was zero at the time of the sale of the Local Limited Partnership. The Compliance Period has been completed therefore there is no risk of recapture and investor approval was not required.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

As of March 31, 2015, the Partnership has identified the following Local Limited Partnerships for possible disposition as listed in the table below:

Local Limited Partnerships	Expected closing date	Appraisal value	Mortgage balance of Local Limited Partnership as of 12/31/2014	Estimated sales price	Estimated sales related expenses	Estimated gain (loss) on sale
Belen Vista Associates Limited Partnership	N/A	$1,770,000	$ 1,430,864	(*)	$ -	(*)
Wynwood Place, Limited Partnership	6/30/2015	283,863	376,783	$30,000(**)	1,100	$28,900

N/A- The estimated close date has yet to be determined. The Local Limited Partnership is not under contract to be purchased as of the report filing.

(*)-As of the date of this report, the estimated purchase price is still unknown.
(**)- This amount has been received by the Partnership as of March 31, 2015 and is recorded as prepaid disposition proceeds in the accompanying balance sheets.

The Compliance Period for Belen Vista Associates Limited Partnership and Wynwood Place, Limited Partnership have expired so there is no risk of tax credit recapture to the investors in the Partnerships and investor approval is not required. Once the sales are finalized, the Partnership will use the cash proceeds to reimburse the General Partner or an affiliate for expenses paid on its behalf or pay accrued asset management fees. Any remaining proceeds will be placed in the Partnership’s reserves for future operating expenses. Upon the sale of the last remaining Local Limited Partnership, any cash remaining after all Partnership debts are paid would then be distributed to the Limited Partners.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Method of Accounting For Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable.  Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the sum of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership.  If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and were being amortized over 27.5 years (See Notes 2 and 3).

"Equity in losses of Local Limited Partnerships" for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership's interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the  economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership's balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership's exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Distributions received from the Local Limited Partners are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as distribution income. As of March 31, 2015, and 2014, all investment accounts in Local Limited Partnerships had reached zero.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.  As of March 31, 2015 and 2014, the Partnerships had $1,305,542 and $1,254,665 in cash and cash equivalents, respectively.

Concentration of Credit Risk

For certain periods presented, the Partnership maintained cash balances at certain financial institutions in excess of the federally insured maximum.  The Partnership believes it is not exposed to any significant financial risk on cash.

Reporting Comprehensive Income

The Partnership had no items of other comprehensive income for all periods presented.

Net Income (Loss) Per Partnership Unit

Net income (loss) per Partnership Unit includes no dilution and is computed by dividing income (loss) allocated to Limited Partners by the weighted average Partnership Units outstanding during the period.  Calculation of diluted net income (loss) per Partnership Unit is not required.

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2011 remain open.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition

The Partnership is entitled to receive reporting fees from the Local Limited Partnerships.  The intent of the reporting fees is to offset (in part) administrative costs incurred by the Partnership in corresponding with the Local Limited Partnerships.  Due to the uncertainty of the collection of these fees, the Partnership recognizes reporting fees as collections are made.

Amortization

Acquisition fees and costs were being amortized over 30 years using the straight-line method. Amortization expense for the years ended March 31, 2015, 2014 and 2013, was $0, $1,800 and $7,200, respectively.  Acquisition fees have been fully amortized or impaired as of March 31, 2015.

Impairment

The Partnership reviews its investments in Local Limited Partnerships for impairment at least annually or whenever events or changes in circumstances indicate that the carrying value of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the sum of the total amount of the remaining Low Income Housing Tax Credits allocated to the Partnership and any estimated residual value of the investment. No impairment loss was recorded against the investments for any of the periods presented.

The Partnership evaluated its intangibles for impairment in connection with its investments in Local Limited Partnerships. Impairment on the intangibles is measured by comparing the Partnership’s total investment balance after impairment of investments in Local Limited Partnerships to the sum of the total of remaining Low Income Housing Tax Credits allocated to the Partnership and any estimated residual value of the investment. During the years ended March 31, 2015, 2014 and 2013, an impairment loss of $0, $100,779 and $0, respectively, was recorded against the related intangibles.

Impact of Recent Accounting Pronouncements

In January 2014, the FASB issued an amendment to the accounting and disclosure requirements for investments in qualified affordable housing projects. The amendments provide guidance on accounting for investments by a reporting entity in flow-through limited liability entities that manage or invest in affordable housing projects that qualify for the low-income housing tax credit. The amendments permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received, and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments are effective for interim and annual periods beginning after December 15, 2014 and should be applied retrospectively to all periods presented. Early adoption is permitted. The adoption of this update is not expected to materially affect the Partnership's financial statements.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In February 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”. This will improve certain areas of consolidation guidance for reporting organizations that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations and securitization structures. ASU 2015-02 simplifies and improves GAAP by: eliminating the presumption that a general partner should consolidate a limited partnership, eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model) and clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs. ASU 2015-02 will be effective for periods beginning after December 15, 2015. The Partnership is currently evaluating the potential impact of the adoption of this guidance on its financial statements.

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS

As of March 31, 2015 and 2014 the Partnership owned Limited Partnership interests in 2 and 5, respectively, Local Limited Partnerships, each of which owns one Housing complex, consisting of an aggregate of 81 and 216 respectively, apartment units. The respective Local General Partners of the Local Limited Partnerships manage the day-to-day operations of the entities.  Significant Local Limited Partnership business decisions require approval from the Partnership.  The Partnership, as a limited partner, is generally entitled to 99%, as specified in the Local Limited Partnership agreements, of the operating profits and losses, taxable income and losses and Low Income Housing Tax Credits of the Local Limited Partnerships.

The Partnership’s Investments in Local Limited Partnerships as shown in the balance sheets at March 31, 2015 and 2014 are approximately $(309,000) and $874,000, respectively, greater than (less than) the Partnership's equity at the preceding December 31 as shown in the Local Limited Partnerships’ combined condensed financial statements presented below.  This difference is primarily due to acquisition, selection, and other costs related to the acquisition of the investments which have been capitalized in the Partnership's investment account, impairment losses recorded in the Partnership’s investment account and capital contributions payable to the Local Limited Partnerships which were netted against partner capital in the Local Limited Partnership’s financial statements.  The Partnership’s equity in losses of Local Limited Partnerships is also lower than the Partnership’s equity as shown in the Local Limited Partnership’s combined condensed financial statements due to the estimated losses recorded by the Partnership for the three month period ended March 31.

The Partnership reviews its investments in Local Limited Partnerships for impairment at least annually or whenever events or changes in circumstances indicate that the carrying value of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the sum of the total amount of the remaining Low Income Housing Tax Credits allocated to the Partnership and any estimated residual value of the investment. No impairment loss was recorded against the investments for any of the periods presented.

For the years ended March 31, 2015, 2014 and 2013, the Partnership evaluated its intangibles for impairment in connection with its investments in Local Limited Partnerships. Impairment on the intangibles is measured by comparing the Partnership’s total investment balance after impairment of investments in Local Limited Partnerships to the sum of the total of remaining Low Income Housing Tax Credits allocated to the Partnership and any estimated residual value of the investment. During the years ended March 31, 2015, 2014 and 2013, an impairment loss of $0, $100,779 and $0, respectively, was recorded against the related intangibles.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

At March 31, 2015 and 2014 the investment accounts in all Local Limited Partnerships have reached a zero balance.  Consequently, a portion of the Partnership’s estimate of its share of losses for the years ended March 31, 2015, 2014 and 2013 amounting to approximately $121,000, $384,000 and $575,000, respectively, have not been recognized.  As of March 31, 2015, the aggregate share of net losses not recognized by the Partnership amounted to approximately $391,000.

The following is a summary of the equity method activity of the investments in the Local Limited Partnerships for the periods presented:

	For The Years Ended March 31,

	2015	2014	2013

Investments per balance sheet, beginning of year	$-	$650,468	$629,335
Impairment loss	-	(100,779)	-
Disposition of Local Limited Partnership	-	(547,889)	-
Equity in income of Local Limited Partnerships	-	-	38,184
Amortization of paid acquisition fees and costs	-	(1,800)	(7,200)
Distributions received from Local Limited Partnerships	-	-	(9,851)

Investment per balance sheet, end of year	$-	$-	$650,468

	For the Years Ended March 31,

	2015	2014	2013

Investments in Local Limited Partnerships, net	$-	$-	$547,889
Acquisition fees and costs, net of accumulated amortization of $0, $0 and $34,200.	-	-	102,579
Investments per balance sheet, end of period	$-	$-	$650,468

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

The financial information from the individual financial statements of the Local Limited Partnerships include rental and interest subsidies.  Rental subsidies are included in total revenues and interest subsidies are generally netted in interest expense.  Approximate combined condensed financial information from the individual financial statements of the Local Limited Partnerships as of December 31 and for the years then ended is as follows:

COMBINED CONDENSED BALANCE SHEETS
	2014	2013
ASSETS
Buildings and improvements (net of accumulated depreciation for 2014 and 2013, of $3,015,000 and $7,387,000, respectively)	$2,390,000	$6,185,000
Land	373,000	716,000
Other assets	793,000	1,436,000
Total assets	$3,556,000	$8,337,000

LIABILITIES
Mortgage and construction loans payable	$2,131,000	$6,772,000
Due to affiliates	497,000	1,351,000
Other liabilities	110,000	404,000

Total liabilities	2,738,000	8,527,000

PARTNERS' CAPITAL
WNC Housing Tax Credit Fund V, L.P., Series 4	309,000	(874,000)
Other partners	509,000	684,000
Total partners’ equity	818,000	(190,000)
Total liabilities and partners’ equity	$3,556,000	$8,337,000

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

COMBINED CONDENSED STATEMENTS OF OPERATIONS

	2014	2013	2012

Revenues	$748,000	$1,893,000	$3,443,000

Expenses:
Operating expenses	601,000	1,513,000	2,439,000
Interest expense	112,000	317,000	575,000
Depreciation and amortization	158,000	449,000	930,000

Total expenses	871,000	2,279,000	3,944,000

Net loss	$(121,000)	$(386,000)	$(501,000)

Net loss allocable to the Partnership	$(76,000)	$(384,000)	$(537,000)

Net income recorded by the Partnership	$-	$-	$38,000

Certain Local Limited Partnerships have incurred significant operating losses and/or have working capital deficiencies.  In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partner may be required to sustain the operations of such Local Limited Partnerships.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 3 - RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partner or its affiliates for the following fees:

(a)
Acquisition fees of up to 7.5% of the gross proceeds from the sale of Partnership Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships.  At the end of all periods presented, the Partnership incurred acquisition fees of $1,630,375.  Accumulated amortization of these capitalized costs were $0 for all periods presented. Impairment on the intangibles is measured by comparing the Partnership’s total investment balance after impairment of investments in Local Limited Partnerships to the sum of the total of the remaining Low Income Housing Tax Credits allocated to the Partnership and any estimated residual value of the investments. If an impairment loss related to the acquisition expenses is recorded, the accumulated amortization is reduced to zero at that time. As of March 31, 2014, the acquisition costs were fully amortized or impaired.

(b)
Reimbursement of costs incurred by the General Partner or an affiliate of Associates in connection with the acquisition of Local Limited Partnerships.  These reimbursements have not exceeded 1% of the gross proceeds.  As of the end of all periods presented, the Partnership incurred acquisition costs of $167,533, which have been included in investments in Local Limited Partnerships. As of all periods presented, the acquisition costs were fully amortized or impaired.

(c)
An annual asset management fee equal to the greater amount of (i) $2,000 for each Housing complex, or (ii) 0.275% of gross proceeds.  In either case, the fee will be decreased or increased annually based on changes to the Consumer Price Index.  However, in no event will the maximum amount exceed 0.2% of the invested assets of the Local Limited Partnerships, including the Partnership’s allocable share of the mortgages.  Management fees of $14,170, $33,153 and $50,149 were incurred during the years ended March 31, 2015, 2014 and 2013, respectively, of which $30,045, $209,202 and $0 was paid, respectively.

(d)
A subordinated disposition fee in an amount equal to 1% of the sale price may be received in connection with the sale or disposition of a Housing Complex or Local Limited Partnership interest.  Payment of this fee is subordinated to the Limited Partners receiving a preferred return of 14% through December 31, 2006 and 6 % thereafter (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort.  No such fee was incurred for all periods presented.

(e)
The Partnership reimbursed the General Partner or its affiliates for operating expenses incurred by the Partnership and paid for by the General Partner or its affiliates on behalf of the Partnership.  Operating expense reimbursements were $85,270, $262,208 and $46,682 during the years ended March 31, 2015, 2014 and 2013, respectively.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 3 - RELATED PARTY TRANSACTIONS, continued

The accrued fees and expenses due to the General Partner and affiliates consist of the following at:

	March 31,
	2015	2014

Asset management fee payable	$-	$15,875
Expenses paid by the General Partner or an affiliate on behalf of the Partnership	12,322	24,358

Total	$12,322	$40,233

NOTE 4 – QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the quarterly operations for the years ended March 31:

	June 30	September 30	December 31	March 31

2015

Income	$9,000	$-	$-	$3,000

Operating expenses and loss	(14,000)	(36,000)	(16,000)	(15,000)

Loss from operations	(5,000)	(36,000)	(16,000)	(12,000)

Gain on sale of Local Limited Partnerships	-	1,000	-	97,000

Interest income	-	-	-	1,000

Net income (loss)	(5,000)	(35,000)	(16,000)	86,000

Net income (loss) available to Limited Partners	(5,000)	(35,000)	(16,000)	85,000

Net income (loss) per Partnership Unit	-	(2)	(1)	4

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 4 – QUARTERLY RESULTS OF OPERATIONS (UNAUDITED), continued

	June 30	September 30	December 31	March 31

2014

Income	$7,000	$51,000	$12,000	$-

Operating expenses and loss	(236,000)	(30,000)	(126,000)	(28,000)

Income (loss) from operations	(229,000)	21,000	(114,000)	(28,000)

Gain on sale of Local Limited Partnerships	1,805,000	24,000	39,000	25,000

Net income (loss)	1,576,000	45,000	(75,000)	(3,000)

Net income (loss) available to Limited Partners	1,560,000	45,000	(74,000)	(3,000)

Net income (loss) per Partnership Unit	71	2	(3)	-

	June 30	September 30	December 31	March 31

2013

Income	$11,000	$12,000	$-	$12,000

Operating expenses and loss	(21,000)	(23,000)	(15,000)	(22,000)

Loss from operations	(10,000)	(11,000)	(15,000)	(10,000)

Equity in income of Local Limited Partnerships	10,000	10,000	10,000	8,000

Gain on sale of Local Limited Partnerships	-	17,000	-	-

Net income (loss)	-	16,000	(5,000)	(2,000)

Net income (loss) available to Limited Partners	-	16,000	(5,000)	(2,000)

Net income (loss) per Partnership Unit	-	1	-	-

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2015, 2014 and 2013

NOTE 5 – ADVANCES TO LOCAL LIMITED PARTNERSHIPS

The Partnership is not obligated to fund advances to the Local Limited Partnerships.  Occasionally, when Local Limited Partnerships encounter operational issues the Partnership may decide to advance funds to assist the Local Limited Partnership with its operational issues.

As of March 31, 2014, the Partnership in total had advanced $471,514, of which $9,000 was advanced during the year ended March 31, 2014 to Ashford Place Limited Partnership, in which the Partnership was a limited partner. These advances were used to pay for the property taxes, mortgage payments and operational expenses.  All advances were reserved in full in the year they were advanced. Ashford Place Limited Partnership was sold during the year ended March 31, 2015, therefore the advances and related reserves were written off.

As of March 31, 2015 and 2014, the Partnership in total had advanced $4,939 to Wynwood Place Limited Partnership, in which the Partnership is a limited partner. These advances were used to pay for some operational expenses.  All advances were reserved in full in the year they were advanced.

During the year ended March 31, 2014, the Partnership in total advanced $24,493 to one Local Limited Partnership, Cleveland Apartments Limited Partnership, in which the Partnership was a limited partner. These advances were used to pay for the property taxes, mortgage payments and operating expenses. All advances were reserved in full. The advances were written off as of March 31, 2014 as the Local Limited Partnership interest was sold.

During the year ended March 31, 2014, the Partnership advanced $3,500 to one Local Limited Partnership, Mesa Verde Apartments Limited Partnership, in which the Partnership was a limited partner. The Local Limited Partnership was sold in a prior period and the advance was to cover the final tax return in accordance with the partnership agreement. The advance was written off as the Local Limited Partnership was sold and would not be able to repay the Partnership.

NOTE 6- CONTRIBUTIONS

Expenses paid by the General Partner or affiliates in prior periods were written off during the year ended March 31, 2013 in the amount of $55,483. The debt was a result of advances that had previously been made to the Partnership by the General Partner or an affiliate to aid the Partnership in providing funding to several Local Limited Partnerships which were experiencing operational issues.  The cancellation of debt is considered a capital contribution by the General Partner to the Partnership and as such it is reflected in the Statement of Partners’ Equity (Deficit) in the Partnership’s financial statements.

NOTE 7- RETURN OF CAPITAL

During prior years, the Partnership was relieved of debt which was owed to the General Partner or an affiliate totaling $785,650. The debt was a result of advances that had previously been made to the Partnership by the General Partner or affiliate to aid the Partnership in providing funding to several Local Limited Partnerships which were experiencing operational issues. During the year ended March 31, 2014, $785,650 was reimbursed to the General Partner for repayment of the previously written off amounts, the repayment was a result of the sales proceeds that resulted from the disposition of one of the Local Limited Partnerships.

WNC Housing Tax Credit Fund V, L.P. Series 4 Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2015

		As of March 31, 2015		As of December 31, 2014
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnerships	Land	Building and Equipment	Accumulated Depreciation	Net Book Value

Belen Vista Associates Limited Partnership (2)	Belen, New Mexico	$416,000	$416,000	$1,431,000	$156,000	$2,146,000	$1,310,000	$992,000

Bolivar Plaza Apartments (1)	Bolivar, Missouri	N/A	N/A	323,000	119,000	2,060,000	1,225,000	954,000

Wynwood Place, Limited Partnership (2)	Raleigh, North Carolina	534,000	534,000	377,000	98,000	1,199,000	480,000	817,000

		$950,000	$950,000	$2,131,000	$373,000	$5,405,000	$3,015,000	$2,763,000

(1)	The Local Limited Partnership was sold subsequent to December 31, 2014 but prior to March 31, 2015.

(2)	The Local Limited Partnership was identified for disposition but has not yet been sold as of the filing date.

WNC Housing Tax Credit Fund V, L.P. Series 4
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2015

	For the year ended December 31, 2014
Local Limited Partnership Name	Rental Income	Net Loss	Year Investment Acquired	Status	Estimated Useful Life (Years)

Belen Vista Associates Limited Partnership (2)	$478,000	$(40,000)	1997	Completed	27.5

Bolivar Plaza Apartments (1)	116,000	(46,000)	2000	Completed	30

Wynwood Place, Limited Partnership (2)	147,000	(37,000)	1998	Completed	50
	$741,000	$(123,000)

(1)	The Local Limited Partnership was sold subsequent to December 31, 2014 but prior to March 31, 2015.

 (2) The Local Limited Partnership was identified for sale as of March 31, 2015.

WNC Housing Tax Credit Fund V, L.P. Series 4
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2014

		As of March 31, 2014		As of December 31, 2013
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnerships	Land	Building and Equipment	Accumulated Depreciation	Net Book Value

Ashford Place, a Limited Partnership (2)	Shawnee, Oklahoma	$2,317,000	$2,317,000	$1,780,000	$103,000	$5,013,000	$2,906,000	$2,210,000

Belen Vista Associates Limited Partnership	Belen, New Mexico	416,000	416,000	1,442,000	156,000	2,146,000	1,231,000	1,071,000

Bolivar Plaza Apartments	Bolivar, Missouri	1,181,000	1,181,000	342,000	119,000	2,057,000	1,146,000	1,030,000

Cleveland Apartments L.P.(1)	Coffeyville, Kansas	N/A	N/A	1,454,000	15,000	1,629,000	721,000	923,000

Mountain Vista Associates Limited Partnership	Los Alamos, New Mexico	315,000	315,000	1,353,000	280,000	1,490,000	936,000	834,000

Wynwood Place, Limited Partnership	Raleigh, North Carolina	534,000	534,000	400,000	43,000	1,237,000	447,000	833,000

		$4,763,000	$4,763,000	$6,771,000	$716,000	$13,572,000	$7,387,000	$6,901,000

(1)	The Local Limited Partnership was sold subsequent to December 31, 2013 but prior to March 31, 2014.

(2)	The Local Limited Partnership was identified for disposition but has not yet been sold as of the filing date.

WNC Housing Tax Credit Fund V, L.P. Series 4
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2014
	For the year ended December 31, 2013
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Year Investment Acquired	Status	Estimated Useful Life (Years)

Ashford Place, a Limited Partnership (2)	$533,000	$(117,000)	1996	Completed	40

Belen Vista Associates Limited Partnership	470,000	(77,000)	1997	Completed	27.5

Bolivar Plaza Apartments	119,000	(40,000)	2000	Completed	30

Cleveland Apartments L.P.(1)	277,000	(79,000)	1998	Completed	27.5

Mountain Vista Associates Limited Partnership	321,000	2,000	1997	Completed	27.5

Wynwood Place, Limited Partnership	128,000	(75,000)	1998	Completed	50
	$1,848,000	$(386,000)

(1)	The Local Limited Partnership was sold subsequent to December 31, 2013 but prior to March 31, 2014.

(2)	The Local Limited Partnership was identified for sale as of March 31, 2014.

WNC Housing Tax Credit Fund V, L.P. Series 4
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2013

		As of March 31, 2013		As of December 31, 2012
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnerships	Land	Building and Equipment	Accumulated Depreciation	Net Book Value

Ashford Place, a Limited Partnership (2)	Shawnee, Oklahoma	$2,317,000	$2,317,000	$1,832,000	$103,000	$5,005,000	$2,750,000	$2,358,000

Belen Vista Associates Limited Partnership	Belen, New Mexico	416,000	416,000	1,452,000	156,000	2,037,000	1,153,000	1,040,000

Blessed Rock of El Monte, a CA Limited Partnership (1)	El Monte, California	2,511,000	2,511,000	2,454,000	1,271,000	8,527,000	3,304,000	6,494,000

Bolivar Plaza Apartments	Bolivar, Missouri	1,181,000	1,181,000	361,000	119,000	2,050,000	1,068,000	1,101,000

Cleveland Apartments L.P.(2)	Coffeyville, Kansas	515,000	481,000	1,471,000	15,000	1,629,000	681,000	963,000

Crescent City Apartments, a California Limited Partnership (1)	Crescent City, California	1,166,000	1,166,000	2,681,000	150,000	3,016,000	1,815,000	1,351,000

Greyhound Associates I, L.P.(1)	Windsor, Missouri	642,000	642,000	435,000	38,000	1,335,000	512,000	861,000

WNC Housing Tax Credit Fund V, L.P. Series 4
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2013

		As of March 31, 2013		As of December 31, 2012
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnerships	Land	Building and Equipment	Accumulated Depreciation	Net Book Value
Mountain Vista Associates Limited Partnership	Los Alamos, New Mexico	315,000	315,000	1,363,000	280,000	1,480,000	880,000	880,000

Woodland, Ltd.(1)	Marion, Alabama	1,288,000	1,288,000	1,246,000	28,000	2,638,000	1,052,000	1,614,000

Wynwood Place, Limited Partnership	Raleigh, North Carolina	534,000	534,000	421,000	43,000	1,207,000	411,000	839,000

		$10,885,000	$10,851,000	$13,716,000	$2,203,000	$28,924,000	$13,626,000	$17,501,000

(1) The Local Limited Partnership was identified for sale and disposed of subsequent to March 31, 2013.

(2) Subsequent to March 31, 2013 the Local Limited Partnership was identified for disposition but had not yet been sold as of the filing date.

WNC Housing Tax Credit Fund V, L.P. Series 4
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2013

	For the year ended December 31, 2012
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Year Investment Acquired	Status	Estimated Useful Life (Years)

Ashford Place, a Limited Partnership (2)	$541,000	$(231,000)	1996	Completed	40

Belen Vista Associates Limited Partnership	469,000	23,000	1997	Completed	27.5

Blessed Rock of El Monte, a CA Limited Partnership (1)	987,000	77,000	1996	Completed	40

Bolivar Plaza Apartments	118,000	(47,000)	2000	Completed	30

Cleveland Apartments L.P.(2)	257,000	(33,000)	1998	Completed	27.5

Crescent City Apartments, a California Limited Partnership (1)	271,000	(150,000)	1996	Completed	27.5

Greyhound Associates I, L.P.(1)	91,000	(29,000)	1997	Completed	40

Mountain Vista Associates Limited Partnership	328,000	2,000	1997	Completed	27.5

Woodland, Ltd. (1)	145,000	(63,000)	1997	Completed	40

Wynwood Place, Limited Partnership	149,000	(50,000)	1998	Completed	50
	$3,356,000	$(501,000)

(1) The Local Limited Partnership was identified for sale and disposed of subsequent to March 31, 2013.

(2) Subsequent to March 31, 2013 the Local Limited Partnership was identified for disposition but had not yet been sold as of the filing date.

ANNEX C  - QUARTERLY FINANCIAL INFORMATION

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

CONDENSED BALANCE SHEETS

(Unaudited)
	June 30, 2015	March 31, 2015
ASSETS
Cash and cash equivalents	$1,469,273	$1,305,542
Other assets	2,500	1,100
Due from affiliates, net (Note 4)	-	-
Investments in Local Limited Partnerships, net (Note 2)	-	-

Total Assets	$1,471,773	$1,306,642

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

Liabilities:
Accrued fees and expenses due to
General Partner and affiliates (Note 3)	$9,387	$12,322
Prepaid disposition proceeds	30,000	30,000

Total Liabilities	39,387	42,322

Partners’ Equity (Deficit):
General Partner	(670,498)	(672,179)
Limited Partners (25,000 Partnership Units authorized; 21,738 and 21,810 Partnership Units issued and outstanding, respectively)	2,102,884	1,936,499

Total Partners’ Equity (Deficit)	1,432,386	1,264,320
Total Liabilities and Partners’ Equity (Deficit)	$1,471,773	$1,306,642

See accompanying notes to condensed financial statements

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
 (A California Limited Partnership)

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended June 30, 2015 and 2014
(Unaudited)

	2015	2014
	Three Months	Three Months

Operating income:
Distribution income	$-	$9,290
Total operating income	-	9,290

Operating expenses:
Asset management fees (Note 3)	1,559	5,681
Legal and accounting fees	7,157	4,876
Write off of other assets	-	3,281
Other	1,567	657

Total operating expenses	10,283	14,495

Loss from operations	(10,283)	(5,205)

Gain on sale of Local Limited Partnerships (Note 2)	177,700	-

Interest income	649	155

Net income (loss)	$168,066	$(5,050)

Net income (loss) allocated to:
General Partner	$1,681	$(50)

Limited Partners	$166,385	$(5,000)

Net income (loss) per
Partnership Unit	$8	$-
Outstanding weighted Partnership Units	21,738	21,872

See accompanying notes to condensed financial statements

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

CONDENSED STATEMENT OF PARTNERS' EQUITY (DEFICIT)

For the Three Months Ended June 30, 2015
(Unaudited)

	General	Limited
	Partner	Partners	Total

Partners’ equity (deficit) at March 31, 2015	$(672,179)	$1,936,499	$1,264,320

Net income	1,681	166,385	168,066

Partners’ equity (deficit) at June 30, 2015	$(670,498)	$2,102,884	$1,432,386

See accompanying notes to condensed financial statements

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
 (A California Limited Partnership)

CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended June 30, 2015 and 2014
(Unaudited)

	2015	2014
Cash flows from operating activities:
Net income (loss)	$168,066	$(5,050)
Adjustments to reconcile net income (loss) to net
cash used in operating activities:
(Increase) decrease in other assets	(1,400)	2,262
Decrease in accrued fees and expenses due to
General Partner and affiliates	(2,935)	(17,003)
Gain on sale of Local Limited Partnerships	(177,700)	-
Net cash used in operating activities	(13,969)	(19,791)

Cash flows from in investing activities:
Net proceeds from sale of Local Limited Partnerships	177,700	-
Net cash provided by investing activities	177,700	-

Net increase (decrease) in cash and cash equivalents	163,731	(19,791)

Cash and cash equivalents, beginning of period	1,305,542	1,254,665

Cash and cash equivalents, end of period	$1,469,273	$1,234,874

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Taxes paid	$-	$-

See accompanying notes to condensed financial statements

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
 (A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Quarterly Period Ended June 30, 2015
 (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying condensed unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q for quarterly reports under Section 13 or 15(d) of the Securities Exchange Act of 1934.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2016.  For further information, refer to the financial statements and footnotes thereto included in the Partnership's annual report on Form 10-K for the fiscal year ended March 31, 2015.

Organization

WNC Housing Tax Credit Fund, V, L.P., Series 4 (the "Partnership") is a California Limited Partnership formed under the laws of the State of California on July 26, 1995 and commenced operations on July 1, 1996.  The Partnership was formed to acquire limited partnership interests in other limited partnerships (“Local Limited Partnerships”) which own and operate multi-family or senior housing complexes (“Housing Complexes”) that are eligible for Federal low income housing tax credits (“Low Income Housing Tax Credits").  The local general partners (the “Local General Partners”) of each Local Limited Partnership retain responsibility for maintaining, operating and managing the Housing Complexes.  Each Local Limited Partnership is governed by its agreement of limited partnership (the “Local Limited Partnership Agreement”).

The general partner of the Partnership is WNC & Associates, Inc. (the "General Partner" or “Associates”).  The chairman and president of Associates own substantially all of the outstanding stock of Associates.  The business of the Partnership is conducted primarily through the General Partner, as the Partnership has no employees of its own.

The Partnership shall continue to be in full force and effect until December 31, 2050, unless terminated prior to that date, pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The partnership agreement authorized the sale of up to 25,000 units of limited partnership interest (“Partnership Units”) at $1,000 per Partnership Unit.  The offering of Partnership Units concluded on July 11, 1997 at which time 22,000 Partnership Units, representing subscriptions in the amount of $21,914,830, net of discounts of $79,550 for volume purchases and $5,620 for dealer discounts, had been accepted. As of June 30, 2015 and March 31, 2015, 21,738 and 21,810 Partnership Units, respectively, remain outstanding.  The General Partner has a 1% interest in operating profits and losses, taxable income and losses, cash available for distribution from the Partnership and Low Income Housing Tax Credits.  The investors (“Limited Partners”) in the Partnership will be allocated the remaining 99% of these items in proportion to their respective investments.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
 (A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Quarterly Period Ended June 30, 2015
 (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement.  Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement. The sale of a Housing Complex may be subject to other restrictions and obligations.  Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex.  Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership.  Should such distributions occur, the Limited Partners will be entitled to receive distributions from the proceeds remaining after payment of Partnership obligations and funding reserves, equal to their capital contributions and their return on investment (as defined in the Partnership Agreement).  The General Partner would then be entitled to receive proceeds equal to their capital contributions from the remainder.  Any additional sale or refinancing proceeds will be distributed 90% to the Limited Partners (in proportion to their respective investments) and 10% to the General Partner.

Risks and Uncertainties

An investment in the Partnership and the Partnership’s investments in Local Limited Partnerships and their Housing Complexes are subject to risks.  These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership’s investments.  Some of those risks include the following:

The Low Income Housing Tax Credits rules are extremely complicated. Noncompliance with these rules results in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a price which would result in the Partnership realizing cash distributions or proceeds from the transaction. Accordingly, the Partnership may be unable to distribute any cash to its Limited Partners. Low Income Housing Tax Credits may be the only benefit from an investment in the Partnership.

The Partnership has invested in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership’s ability to satisfy its investment objectives.  Each Housing Complex is subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years (the “Compliance Period”), the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of prior Low Income Housing Tax Credits, and a loss of the Partnership’s investment in the Housing Complex would occur. The Partnership is a limited partner of each Local Limited Partnership. Accordingly, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership’s investments in Local Limited Partnerships, nor the Local Limited Partnerships’ investments in Housing Complexes, are readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations.  Uninsured casualties could result in loss of property and Low Income Housing Tax Credits and recapture of Low Income Housing Tax Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar properties, and neighborhood conditions, among others.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Quarterly Period Ended June 30, 2015
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to the limited partners could be reduced if the IRS were successful in such a challenge.  The alternative minimum tax could reduce tax benefits from an investment in the Partnership.  Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

No trading market for the Partnership Units exists or is expected to develop. Limited Partners may be unable to sell their Partnership Units except at a discount and should consider their Partnership Units to be a long-term investment. Individual Limited Partners will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

Exit Strategy

The Compliance Period for a Housing Complex is generally 15 years following construction or rehabilitation completion. Associates was one of the first in the industry to offer syndicated investments in Low Income Housing Tax Credits.  The initial programs have completed their Compliance Periods.

Upon the sale of a Local Limited Partnership Interest or Housing Complex after the end of the Compliance Period, there would be no recapture of Low Income Housing Tax Credits.  A sale prior to the end of the Compliance Period could result in recapture if certain conditions are not met.  The remaining Housing Complex has completed its 15-year Compliance Period.

With that in mind, the General Partner is continuing its review of the Housing Complexes. The review considers many factors, including extended use requirements (such as those due to mortgage restrictions or state compliance agreements), the condition of the Housing Complexes, and the tax consequences to the Limited Partners from the sale of the Housing Complexes.

Upon identifying those Housing Complexes with the highest potential for a successful sale, refinancing or re-syndication, the Partnership expects to proceed with efforts to liquidate them. The objective is to maximize the Limited Partners’ return wherever possible and, ultimately, to wind down the Partnership as Low Income Housing Tax Credits are no longer available. Local Limited Partnership interests may be disposed of any time by the General Partner in its discretion.  While liquidation of the Housing Complexes continues to be evaluated, the dissolution of the Partnership was not imminent as of June 30, 2015.

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement.  Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement. The sale of a Housing Complex may be subject to other restrictions and obligations.  Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex.  Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership, as the proceeds first would be used to pay Partnership obligations and funding of reserves.

As of March 31, 2015, the Housing Complexes of Mesa Verde Apartments, L.P, The North Central Limited Partnership , Blessed Rock of El Monte, a CA Partnership, and Ashford Place Limited Partnership had been sold. The Partnership also sold its Local Limited Partnership Interests in Lamar Plaza Apartments, LP, D. Hilltop Apartments, Ltd, Woodland, Ltd., Greyhound Associates I, L.P., Crescent City Apartment, a California Limited Partnership, Cleveland Apartments, L.P, Mountain Vista Associates Limited Partnership, and Bolivar Plaza Apartments.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Quarterly Period Ended June 30, 2015
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

During the three months ended June 30, 2015, the Partnership sold its Local Limited Partnership interest in Belen Vista Associates Limited Partnership (“Belen Vista”). Belen Vista was appraised for $1,750,000. The mortgage note balance was $1,430,864 as of December 31, 2014. The Partnership received $180,000 in cash proceeds, all of which will be placed in the Partnership’s reserves for future operating expenses. The Partnership incurred $2,300 in sales related expenses which were be netted against the proceeds from the sale in calculating the gain on sale. The investment balance was zero at the time of the sale of the Local Limited Partnership; therefore a gain of $177,700 was recorded during the period. The Compliance Period for Belen Vista has expired therefore there is no risk of recapture to the investors of the Partnership.

As of June 30, 2015, the Partnership has identified the following Local Limited Partnership for possible disposition as listed in the table below.

Local Limited Partnerships	Expected closing date	Appraisal value	Mortgage balance of Local Limited Partnership as of 12/31/2014	Estimated sales price		Estimated sales related expenses	Estimated gain (loss) on sale
Wynwood Place, Limited Partnership	8/31/2015	283,863	376,783	$30,000	(*)	1,100	$28,900

(*)- This amount has been received by the Partnership as of June 30, 2015 and is recorded as prepaid disposition proceeds in the accompanying condensed balance sheets.

The Compliance Period for Wynwood Place, Limited Partnership has expired so there is no risk of tax credit recapture to the investors in the Partnership and investor approval is not required. Once the sale is finalized, the Partnership will use the cash proceeds to reimburse the General Partner or an affiliate for expenses paid on its behalf or pay accrued asset management fees. Any remaining proceeds will be placed in the Partnership’s reserves for future operating expenses. Upon the sale of Wynwood Place, Limited Partnership, any cash remaining after all Partnership debts are paid would then be distributed to the Limited Partners.

Method of Accounting for Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable.  Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the sum of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership.  If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments were capitalized as part of the investment account and were being amortized over 27.5 years (see Note 2).

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Quarterly Period Ended June 30, 2015
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

“Equity in income (losses) of Local Limited Partnerships” for each of the periods ended June 30, 2015 and 2014 has been recorded by the Partnership. Management’s estimate for the three month periods is based on either actual unaudited results reported by the Local Limited Partnerships or historical trends in the operations of the Local Limited Partnerships. Equity in income (losses) from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of the net losses not recognized during the period(s) the equity method was suspended.

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership's interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership's balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership's exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Distributions received from the Local Limited Partnerships are accounted for as a reduction of the investment balance.  Distributions received after the investment has reached zero are recognized as distribution income. As of June 30, 2015 and March 31, 2015, all investment accounts in Local Limited Partnerships had reached zero.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.  As of June 30, 2015 and March 31, 2015, the Partnership had $1,469,273 and $1,305,542 in cash and cash equivalents, respectively.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Quarterly Period Ended June 30, 2015
(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Reporting Comprehensive Income

The Partnership had no items of other comprehensive income for all periods presented.

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2012 remain open.

Net Income (Loss) Per Partnership Unit

Net income (loss) per Partnership Unit includes no dilution and is computed by dividing income (loss) allocated to Limited Partners by the weighted average Partnership Units outstanding during the period.  Calculation of diluted net income (loss) per Partnership Unit is not required.

Revenue Recognition

The Partnership is entitled to receive reporting fees from the Local Limited Partnerships.  The intent of the reporting fees is to offset (in part) administrative costs incurred by the Partnership in corresponding with the Local Limited Partnerships.  Due to the uncertainty of the collection of these fees, the Partnership recognizes reporting fees as collections are made.

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS

As of June 30, 2015 and March 31, 2015, the Partnership has acquired limited partnership interests in one and two Local Limited Partnerships, respectively, each of which owns one Housing Complex consisting of an aggregate of 24 and 81 apartment units, respectively, for the periods presented.  The respective Local General Partners of the Local Limited Partnerships manage the day to day operations of the entities.  Significant Local Limited Partnership business decisions, as defined, require approval from the Partnership.  The Partnership, as a Limited Partner, is generally entitled to 98.98% to 99.98%, as specified in the Local Limited Partnership agreements, of the operating profits and losses, taxable income and losses and Low Income Housing Tax Credits of the Local Limited Partnerships.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Quarterly Period Ended June 30, 2015
(Unaudited)

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

Selected financial information for the three months ended June 30, 2015 and 2014 from the unaudited combined condensed financial statements of the Local Limited Partnerships in which the Partnership has invested is as follows:

COMBINED CONDENSED STATEMENTS OF OPERATIONS
	2015	2014
Revenues	$37,000	$400,000
Expenses:
Interest expense	8,000	72,000
Depreciation and amortization	-	101,000
Operating expenses	38,000	304,000
Total expenses	46,000	477,000

Net loss	$(9,000)	$(77,000)
Net loss allocable to the Partnership	$(9,000)	$(76,000)
Net loss recorded by the Partnership	$-	$-

Certain Local Limited Partnerships have incurred significant operating losses and/or have working capital deficiencies.  In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partners may be required to sustain the operations of such Local Limited Partnerships.

NOTE 3 - RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partner or its affiliates the following fees:

(a)
An annual asset management fee equal to the greater amount of (i) $2,000 for each Housing complex, or (ii) 0.275% of gross proceeds.  In either case, the fee will be decreased or increased annually based on changes to the Consumer Price Index.  However, in no event will the maximum amount exceed 0.2% of the Invested Assets of the Partnerships, as defined. “Invested assets” means the sum of the Partnership’s Investment in Local Limited Partnerships and the Partnership’s allocable share of the amount of the mortgage loans on and other debts related to the Housing Complexes owned by such Local Limited Partnerships. For the three months ended June 30, 2015 and 2014, the Partnership incurred asset management fees of $1,559 and $5,681, respectively. The Partnership paid asset management fees of $304 and $0, respectively, during the three months ended June 30, 2015 and 2014.

(b)
A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving a preferred return of 14% through December 31, 2006 and 6% thereafter (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort.  No such fee was incurred for all periods presented.

(c)
The Partnership reimburses the General Partner or its affiliates for operating expenses incurred on behalf of the Partnership. For the three months ended June 30, 2015 and 2014, the Partnership reimbursed operating expenses of $16,918 and $29,237, respectively.

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Quarterly Period Ended June 30, 2015
(Unaudited)

NOTE 3 - RELATED PARTY TRANSACTIONS, continued

The accrued fees and expenses due to General Partner and affiliates consisted of the following at:

	June 30, 2015	March 31, 2015

Asset management fee payable	$1,255	$-
Expenses paid by the General Partners or an affiliate on behalf of the Partnership	8,132	12,322
Total	$9,387	$12,322

NOTE 4 –ADVANCES TO LOCAL LIMITED PARTNERSHIPS

The Partnership is not obligated to fund advances to the Local Limited Partnerships.  Occasionally, when Local Limited Partnerships encounter operational issues the Partnership may decide to advance funds to assist the Local Limited Partnership with its operational issues.

As of both June 30 and March 31, 2015, the Partnership in total had advanced $4,939 to one Local Limited Partnership, Wynwood Place Limited Partnership, in which the Partnership is a limited partner. These advances were used to pay for the property taxes, mortgage payments and operational expenses.  All advances were reserved in full in the year they were advanced.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

With the exception of the discussion regarding historical information, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other discussions elsewhere in this consent solicitation statement contain forward looking statements.  Such statements are based on current expectations subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied.  Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

Risks and uncertainties inherent in forward looking statements include, but are not limited to, the Partnership’s future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the Low Income Housing Tax Credit property market and the economy in general, as well as legal proceedings.  Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by cautionary statements in this consent solicitation statement and in other reports filed with the Securities and Exchange Commission.

The following discussion and analysis compares the results of operations for the three months ended June 30, 2015 and 2014 and should be read in conjunction with the combined condensed financial statements and accompanying notes included within this report.

Financial Condition

The Partnership’s assets at June 30, 2015 consisted of $1,469,000 in cash and cash equivalents and $3,000 in other assets.  Liabilities at June 30, 2015 consisted of $9,000 of accrued fees and expenses due to the General Partner and/or its affiliates and $30,000 in prepaid disposition proceeds.

Results of Operations

Three Months Ended June 30, 2015 Compared to Three Months Ended June 30, 2014  The Partnership’s net income was $168,000 for the three months ended June 30, 2015 compared to $5,000 net loss incurred during the three months ended June 30, 2014. The change was primarily due to the increase of $178,000 in gain on sale of Local Limited Partnerships for the three months ended June 30, 2015. The gain on sale of Local Limited Partnerships will vary from period to period, depending on the number of Housing Complexes that have been identified for disposition, the value of such Housing Complexes, and the closing dates of the transactions. Distribution income decreased by $9,000 for the three months ended June 30, 2015 compared to the three months ended June 30, 2014 due to the fact that Local Limited Partnerships pay the distributions to the Partnership when the Local Limited Partnerships' cash flows will allow for the payment. Accounting and legal fees increased by $2,000 due to the timing of work performed. There was a $4,000 decrease in asset management fees for the three months ended June 30, 2015. The fees are calculated based on the value of invested assets. As Local Limited Partnerships are sold, the invested assets decrease, thereby decreasing the asset management fees. Write off of other assets decreased by $3,000 during the three months ended June 30, 2015. Capitalized costs from the potential disposition of the Local Limited Partnerships were expensed due to the length of time it has taken to dispose of the properties.

Capital Resources and Liquidity

Three Months Ended June 30, 2015 Compared to Three Months Ended June 30, 2014  Net cash provided during the three months ended June 30, 2015 was $164,000, compared to net cash used during the three months ended June 30, 2014 of $20,000.  The change was due primarily to the fact that during the three months ended June 30, 2015, the Partnership received $178,000 more in cash proceeds from the sale of a Local Limited Partnership. Proceeds received from the disposition of Local Limited Partnerships will vary from period to period as discussed above. During the three months ended June 30, 2015, the Partnership paid the General Partner or an affiliate $17,000 for operating expenses paid on its behalf compared to $29,000 reimbursed during the three months ended June 30, 2014.  The reimbursement of operating expenses are paid after management reviews the cash position of the Partnership. During the three months ended June 30, 2015, the Partnership received $9,000 less in distribution income compared to the three months ended June 30, 2014 as discussed above.

During the three months ended June 30, 2015, accrued payables, which consist primarily of related party asset management fees and advances due to the General Partner, decreased by $3,000. The General Partner does not anticipate that these accrued fees and advances will be paid until such time as capital reserves are in excess of foreseeable working capital requirements of the Partnership.

Recent Accounting Changes

In January 2014, the FASB issued an amendment to the accounting and disclosure requirements for investments in qualified affordable housing projects. The amendments provide guidance on accounting for investments by a reporting entity in flow-through limited liability entities that manage or invest in affordable housing projects that qualify for the low-income housing tax credit. The amendments permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received, and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments are effective for interim and annual periods beginning after December 15, 2014 and should be applied retrospectively to all periods presented. Early adoption is permitted. The adoption of this update is not expected to materially affect the Partnership's financial statements.

In February 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”. This will improve certain areas of consolidation guidance for reporting organizations that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations and securitization structures. ASU 2015-02 simplifies and improves GAAP by: eliminating the presumption that a general partner should consolidate a limited partnership, eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model) and clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs. ASU 2015-02 will be effective for periods beginning after December 15, 2015. The Partnership is currently evaluating the potential impact of the adoption of this guidance on its financial statements.

WNC Housing Tax Credit Fund V, L.P., Series 4 (the “Partnership”) Solicited by the General Partner on behalf of the Partnership.
CONTROL ID:		ABC Holder 400 My Street Chicago, IL 60605
REQUEST ID:

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice for Action by Written Consent and the Consent Solicitation Statement of the Partnership dated September 4, 2015 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on the earlier of the date on which Limited Partners approve the Proposal, or November 9, 2015, unless the solicitation period is extended by the General Partner in its sole discretion (“Expiration Date”). The undersigned, as record holder of ____ units of limited partnership interest in the Partnership, hereby takes the following actions with respect to all the units of limited partnership interest in the Partnership held by him, her or it as follows:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

CONSENT VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your Consent Card.

MAIL:	Please mark, sign, date, and return this Consent Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Consent Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/NF54. Have this proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.
PHONE:	Call 1-866-752-VOTE (8683).

WNC Housing Tax Credit Fund V, L.P., Series 4 (the “Partnership”)			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposals		à	FOR	AGAINST	ABSTAIN
PROPOSAL: To sell the last of the Partnership’s investment assets.

			☐	☐	☐
CONTROL ID:
REQUEST ID:

This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, 2015

(Print Name of Limited Partner and/or co-Limited Partner

(Signature of Limited Partner)

(Second Signature if held jointly)